UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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Dow Inc.

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DOW

2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

Dear Dow Inc. Stockholder,

You are invited to attend a business-only meeting of stockholders. At the 2020 Annual Meeting of Stockholders of Dow Inc. (the “2020 Meeting”), stockholders will vote on the following matters either by proxy or in person:

Agenda:

1)	Election of the Directors named in the Proxy Statement

2)	Advisory resolution to approve executive compensation

3)	Advisory resolution on the frequency of future advisory votes to approve executive compensation

4)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020

5)	Transaction of any other business as may properly come before the 2020 Meeting

2020 Annual Meeting of Stockholders

Meeting Date:	Thursday, April 9, 2020	Record Date:	Wednesday, February 12, 2020

Meeting Place:	The H Hotel 111 W. Main Street Midland, Michigan, 48640	Meeting Time:	8:00 A.M. Eastern Time

How to Vote

Your vote is important. Whether or not you plan to attend the 2020 Meeting, please vote your shares as soon as possible by internet, telephone or mail.

www.proxyvote.com

1-800-690-6903 or the number provided on your voting instructions

Use the postage-paid envelope provided

The Board of Directors of Dow Inc. (the “Board”) has set the close of business on February 12, 2020, as the record date for determining stockholders who are entitled to receive notice of and to vote at the 2020 Meeting and any adjournment or postponement thereof.

i	2020 PROXY STATEMENT

As permitted by the U.S. Securities and Exchange Commission rules, proxy materials were made available via the internet. Notice regarding availability of proxy materials and instructions on how to access those materials were mailed to certain stockholders of record on or about February 28, 2020 (the “Notice”). The instructions included how to vote online and how to request a paper copy of the proxy materials. This method of notice and access gives the Company a lower-cost way to furnish stockholders with their proxy materials.

Proof of stock ownership is necessary to attend the 2020 Meeting. Since seating is limited, the Board has established the rule that only stockholders or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms) may attend. Please see page xvii of the Proxy Statement for information on attending the 2020 Meeting.

If you are unable to attend the 2020 Meeting in person, please listen to the webcast on the Company’s website at www.dow.com/investors.

Thank you for your continued support and your interest in Dow.

Amy E. Wilson

General Counsel and Corporate Secretary

February 28, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON APRIL 9, 2020

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

ii

Cautionary Statement about Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance, financial condition, and other matters, and often contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.

Forward-looking statements include, but are not limited to, expectations as to future sales of Dow’s products; the ability to protect Dow’s intellectual property in the United States and abroad; estimates regarding Dow’s capital requirements and need for and availability of financing; estimates of Dow’s expenses, future revenues and profitability; estimates of the size of the markets for Dow’s products and services and Dow’s ability to compete in such markets; expectations related to the rate and degree of market acceptance of Dow’s products; the outcome of certain Dow contingencies, such as litigation and environmental matters; estimates of the success of competing technologies that may become available and expectations regarding the benefits and costs associated with each of the foregoing.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are based on certain assumptions and expectations of future events which may not be realized and speak only as of the date the statements were made. In addition, forward-looking statements also involve risks, uncertainties and other factors that are beyond Dow’s control that could cause Dow’s actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, but are not limited to: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war; weather events and natural disasters; ability to protect, defend and enforce Dow’s intellectual property rights; increased competition; changes in relationships with Dow’s significant customers and suppliers; unanticipated expenses such as litigation or legal settlement expenses; unanticipated business disruptions; Dow’s ability to predict, identify and interpret changes in consumer preferences and demand; Dow’s ability to complete proposed divestitures or acquisitions; Dow’s ability to realize the expected benefits of acquisitions if they are completed; the availability of financing to Dow in the future and the terms and conditions of such financing; and disruptions in Dow’s information technology networks and systems. Additionally, there may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business.

Risks related to achieving the anticipated benefits of the Separation from DowDuPont Inc. include, but are not limited to, a number of conditions including risks outside the control of Dow including risks related to (i) Dow’s inability to achieve some or all of the benefits that it expects to receive from the Separation from DowDuPont, (ii) certain tax risks associated with the Separation, (iii) Dow’s inability to make necessary changes to operate as a stand-alone company, (iv) the failure of Dow’s pro forma financial information to be a reliable indicator of Dow’s future results, (v) Dow’s inability to enjoy the same benefits of diversity, leverage and market reputation that it enjoyed as a combined company, (vi) Dow’s inability to receive third-party consents required under the separation agreement, (vii) Dow’s customers, suppliers and others’ perception of Dow’s financial stability on a stand-alone basis, (viii) non-compete restrictions under the separation agreement, (ix) receipt of less favorable terms in the commercial agreements Dow entered into with DuPont de Nemours, Inc. (“DuPont”) and Corteva, Inc. (“Corteva”), including restrictions under intellectual property cross-license agreements, than Dow would have received from an unaffiliated third party; and (x) Dow’s obligation to indemnify DuPont and/or Corteva for certain liabilities.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. For a more detailed discussion of Dow’s risks and uncertainties, see the section titled “Risk Factors” contained in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Dow assumes no obligation to update or revise publicly any forward-looking statements whether because of new information, future events or otherwise, except as required by securities and other applicable laws.

iii	2020 PROXY STATEMENT

About Dow

Dow combines global breadth, asset integration and scale, focused innovation and leading business positions to achieve profitable growth. The Company’s ambition is to become the most innovative, customer centric, inclusive and sustainable materials science company. Dow’s portfolio of plastics, industrial intermediates, coatings and silicones businesses delivers a broad range of differentiated science-based products and solutions for its customers in high-growth market segments, such as packaging, infrastructure and consumer care. Dow operates 109 manufacturing sites in 31 countries and employs approximately 36,500 people. Dow delivered sales of approximately $43 billion in 2019, and, for the first time in its 120-year history, was added to the Dow Jones Industrial Average. References to Dow or the Company mean Dow Inc. and its subsidiaries.

The Separation

On April 1, 2019, DowDuPont Inc. (“DowDuPont” and effective June 3, 2019, n/k/a DuPont de Nemours, Inc. or “DuPont”) completed the separation of its materials science business and Dow Inc. became the direct parent company of The Dow Chemical Company (“TDCC”), owning all of the outstanding common shares of TDCC (the “Separation”). Dow Inc. is now an independent, publicly traded company and Dow Inc. common stock is listed on the New York Stock Exchange under the symbol “DOW.” Dow Inc. common stock began regular-way trading on April 2, 2019.

The Separation was contemplated by the merger of equals transaction effective August 31, 2017, under the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017. TDCC and E. I. du Pont de Nemours and Company (“Historical DuPont”) each merged with subsidiaries of DowDuPont and, as a result, TDCC and Historical DuPont became subsidiaries of DowDuPont (the “Merger”). Subsequent to the Merger, TDCC and Historical DuPont engaged in a series of internal reorganization and realignment steps to realign their businesses into three subgroups: agriculture, materials science and specialty products. Dow Inc. was formed as a wholly owned subsidiary of DowDuPont to serve as the holding company for the materials science business.

In connection with the Separation, Dow Inc. entered into certain agreements with DuPont and Corteva, Inc. (“Corteva”) to effect the Separation and provide a framework for Dow’s relationship with DuPont and Corteva following the Separation. For more information, see the section titled “Agreements with Dow, DuPont and Corteva” in the Appendix.

DowDuPont equity awards outstanding at the distribution were adjusted at the time of the Separation, and then again at the time of the separation of Corteva from DowDuPont. For more information, see the section titled “Treatment of Equity Awards Outstanding at the Time of Separation” in the Appendix.

iv

2020 Annual Meeting Information

Meeting Date:	Thursday, April 9, 2020	Record Date:	Wednesday, February 12, 2020

Meeting Place:	The H Hotel 111 W. Main Street Midland, Michigan, 48640	Meeting Time:	8:00 A.M. Eastern Time

Agenda and Voting Recommendations

Agenda Item		Board Vote Recommendation	Page Reference

1)	Election of Directors	FOR	10

2)	Advisory resolution to approve executive compensation	FOR	50

3)	Advisory resolution on the frequency of future advisory votes to approve executive compensation	ONE YEAR	51

4)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020	FOR	52

A Compelling Investment

Dow presents a compelling investment opportunity. The Company’s ultimate goal is maximizing long-term value for stockholders through operating and financial discipline; lower-risk, faster payback growth projects; and returns-focused metrics. Dow is positioned to drive value for its stockholders through its focused, streamlined and resilient portfolio with significant earnings growth drivers in place.

v	2020 PROXY STATEMENT

                     2019 Company Highlights

FINANCIAL

APR 2 2019

Dow Inc. **begins trading** on the

NYSE

after the Materials Science Division **separates from DowDuPont**

>$3B

in debt paid down, strengthening Dow's debt maturity profile

70 CENTS PER SHARE

Declared **industry-leading quarterly dividend**

$1.365B

cost synergy program completed – nearly two quarters ahead of schedule

78%

Pro forma operating EBITDA-to-cash flow conversion – up from 41% in 2018

INNOVATIVE

Winner of

4 R&D 100 AWARDS

in 2019

RECORD 5

breakthrough innovation 2019 **Edison Awards**

Announced collaborations to increase recycled and renewable content in our

POLYMER SOLUTIONS

Reducing our **carbon footprint**

fuenix

UPM

CUSTOMER-CENTRIC

LAUNCHED NEW DOW.COM

featuring an expanded e-commerce platform reaching **online sales of nearly $3B**

Opened regional

CUSTOMER CARE CENTERS

Offering **real-time data and analytics** to improve customer experience

SUSTAINABLE

FOUNDING MEMBER of

ALLIANCE TO END PLASTIC WASTE

Representing 30+ companies globally committing $1B to develop and scale solutions to **eliminate plastic waste** in the environment

20th YEAR

Named to **Dow Jones Sustainability World Index**

Named to FORTUNE's

CHANGE THE WORLD LIST

For use of **recycled plastics in roads** as part of commitment to **reduce plastic waste**

Received 4

SUSTAINABILITY AWARDS

from Business Intelligence Group, including **Sustainability Initiative of the Year Award** for RENUVA™ Mattress Project

INCLUSIVE

Earned 37th place on 2019

TOP 50 COMPANIES FOR DIVERSITY

list from DiversityInc.

2020 **Best Place to Work** for

LGBTQ EQUALITY

by Human Rights Campaign Foundation for the **15th year in a row**

Great Place To Work.

Achieved

GREAT PLACE TO WORK CERTIFICATION in **5 countries** –

Brazil, Canada, Colombia, Mexico and the United States

2019

DISABILITY EQUALITY INDEX® **"Best Place to Work"**

™	RENUVA is a trademark of The Dow Chemical Company or an affiliated company. All other trademarks on this page are the property of their respective owners.

vi

Sustainability

Dow’s ambition is to be the most innovative, customer-centric, inclusive and sustainable materials science company in the world. Sustainability is more than an important ambition for Dow. It is key to how we apply science to drive growth, improve our operations and help solve some of the world’s most complex challenges.

To achieve our ambition, we are focused on three areas where we have the most impact and the most opportunity to create shared value for Dow and society.

Dow’s full annual disclosure of sustainability performance can be found on the Company’s website at www.dow.com/sustainability.

Dow reports in accordance with the Global Reporting Initiative (GRI) Standards Comprehensive option, requiring reporting all of the General Disclosures described in the GRI Standards as well as all of the Specific Disclosures related to topics material to the Company. The report also serves as Dow’s Communication on Progress for its commitment to the United Nations Global Compact. Dow is also committed to implementation of the recommendations of the Financial Stability Board’s Task Force on Climate-related Financial Disclosures (TCFD) over the next three years.

Dow’s public policies on topics including Chemical Management, Responsible Care, Energy and Climate Change, Sustainability, and Environment, Health & Safety can be found on the Company’s website at www.dow.com/about.

Dow’s sustainability reporting referenced in this Proxy Statement and the information on, or accessible through, Dow’s websites are not part of or incorporated by reference into this Proxy Statement.

vii	2020 PROXY STATEMENT

Circular Economy:

Dow is collaborating to close resource loops in key markets, such as helping to make all stages of the plastic lifecycle work more effectively and ending plastic waste in the environment.

•    Dow is a founding member of the Alliance to End Plastic Waste, an initiative to accelerate efforts to drive innovation, provide much-needed resources, and take decisive action to put an end to plastic waste in the environment.

• Dow is a pledged partner in the American Chemistry Council’s Operation Clean Sweep. Dow will begin reporting pellet losses of greater than one pound in its annual Sustainability Report in 2020.

•    Dow’s partnership in Europe with Fuenix Ecogy Group for the supply of a new feedstock made from recycled plastic waste will help produce new Dow polymers. The project is an example of how Dow is working across the value chain to innovate and identify new approaches to accelerate recycling opportunities.

Climate Protection: Dow is seeking to accelerate climate action within its own operations and across the wider value chains supported by Dow.

•    ENGAGE™ PV Polyolefin Elastomers technology, selected in 2019 as an Edison Award and R&D 100 Award winner, helps customers to develop encapsulant films that protect solar cells from degradation, making renewable energy increasingly affordable.

•    Dow plans to retrofit mixed-feed crackers in Plaquemine, Louisiana with proprietary fluidized catalytic dehydrogenation (“FCDh”) technology. FCDh can reduce energy costs by up to 20 percent, thereby reducing emissions. Dow’s FCDh technology won R&D 100 and ICIS Process Technology Innovation Awards in 2017.

• Dow has committed to obtain 750 MW of its power demand from renewable sources by 2025. In 2019, Dow had 539 MW of renewable power, as well as 244 MW of renewable steam under contract.

Safer and More

Sustainable Materials:

Dow is seeking to innovate more sustainable materials; advance open and transparent chemistry with value chain partners, customers and the public; collaborate with diverse stakeholders across the globe; and share product safety information.

•    Dow is committed to bringing sustainable alternatives to market. An example is ECOFAST™ Pure, which helps the textile industry tackle sustainability challenges by reducing water and dye use by up to 50 percent, and enables highly efficient use of process chemicals used to dye cotton fabric, which combined can help reduce the likelihood of pollution in wastewater streams.

•    An industry-leading initiative, Dow’s Product Stewardship Academy provides hands-on training, support and mentoring to increase product safety knowledge and safe material handling practices to support responsible market growth in developing countries including Ghana, Nigeria, Kenya, Ethiopia, Egypt and the United Arab Emirates.

•    Dow is an active member of the Green Chemistry and Commerce Council (“GC3”). In 2019, Dow was awarded the Sustainability Champion Award from GC3 for its leadership in value chain outreach, leading discussions on product safety and transparency, and overall efforts to advance the development of sustainable materials.

viii

Corporate Governance Best Practices

As part of Dow’s commitment to high ethical standards, the Board follows sound governance practices. Effective governance protects the long-term interests of our stockholders and strengthens management accountability. The Board and management regularly review its corporate governance practices to reflect evolving corporate governance principles. Dow’s corporate governance practices are described in more detail beginning on page 1 of the Proxy Statement and on the Company’s website at www.dow.com/investors.

Director Nominees

The Board nominated eleven individuals for election at the 2020 Annual Meeting on recommendation of the Corporate Governance Committee. Ruth G. Shaw is not standing for re-election and will retire in accordance with the Company’s Director tenure requirements, effective April 9, 2020. The information set forth below and described in more detail beginning on page 10 of the Proxy Statement supports the conclusion that these individuals are highly qualified to serve on the Board.

Name	Age(a)	Director Since(b)	Principal Occupation	Independent

Samuel R. Allen	66	2019	Chairman and Former CEO, Deere & Company	✓

Ajay Banga	60	2013	President and CEO, Mastercard Incorporated	✓

Jacqueline K. Barton	67	1993	Professor of Chemistry, California Institute of Technology	✓

James A. Bell	71	2005	Former CFO, The Boeing Company	✓

Wesley G. Bush	58	2018	Former Chairman and CEO, Northrop Grumman Corporation	✓

Richard K. Davis	62	2015	President and CEO, Make-A-Wish America	✓

Jeff M. Fettig	63	2003	Former Chairman and CEO, Whirlpool Corporation	✓

Jim Fitterling	58	2018	CEO, Dow Inc.

Jacqueline C. Hinman	58	2018	Former Chairman and CEO, CH2M HILL	✓

Jill S. Wyant	48	—	Executive Vice President and President, Ecolab Inc.	✓

Daniel W. Yohannes	67	2018	Former U.S. Ambassador to the Organisation for Economic Cooperation and Development	✓

(a)	As of February 28, 2020.

(b)	Reflects cumulative years served as: a Dow Inc. Director, a TDCC-designated Director to serve as a DowDuPont Director, a member of the DowDuPont Materials Advisory Committee, or a TDCC Director.

ix	2020 PROXY STATEMENT

Director Nominee Composition and Qualifications

The Director nominees bring a balance of relevant skills to the boardroom, as well as an effective mix of diversity and experience. The following graphics depict a summary of the composition of the eleven Director nominees:

(1)	Reflects cumulative years served as: a Dow Inc. director, a TDCC-designated director to serve as a DowDuPont director, a member of the DowDuPont Materials Advisory Committee, or a TDCC director.

Qualifications

The Corporate Governance Committee and the Board believe that the qualifications, skills, experience and attributes set forth in this Proxy Statement for all individuals nominated for election support the conclusion that these individuals are qualified to serve as Directors of the Company and collectively possess a variety of skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business. The Director nominees have a diverse combination of the following backgrounds and qualifications:

x

Each of these experiences provides a balance of perspectives that contribute to the Board’s effectiveness in overseeing the business and strategy of the Company. Each of the nominees possess skills and experiences that align with the current needs of the Company. The Corporate Governance Committee and Board have determined that the individuals nominated for election are qualified to serve as Directors of the Company.

Board Leadership and Committees

The Board’s leadership structure is regularly reviewed and it is recognized that the combination or separation of the CEO and Chairman roles are driven by the needs of the Company at a particular time. Currently the roles are separate with Jeff M. Fettig serving as the Non-Executive Chairman. The Board has announced its intention to appoint Jim Fitterling as Chairman in addition to his role as CEO following the 2020 Meeting. In lieu of a Non-Executive Chairman, the independent Directors will select an independent Lead Director who has served for at least one full year on the Board and who will have significant responsibility. For additional details, see the section titled “Board Leadership Structure” on page 2 of the Proxy Statement.

The Board actively engages with management for oversight and stewardship of the Company’s strategy, risk management and overall performance. Committees assist the Board in carrying out its responsibilities. The role and responsibilities of the Committees are described in more detail beginning on page 3 of the Proxy Statement. Committee membership as of the date of this Proxy Statement is set forth below.

Director	Audit Committee	Compensation and Leadership Development Committee	Corporate Governance Committee	Environment, Health, Safety & Technology Committee

Samuel R. Allen		X	X

Ajay Banga		X	X

Jacqueline K. Barton				C

James A. Bell	C		X

Wesley G. Bush	X			X

Richard K. Davis	X		X

Jeff M. Fettig		X	C

Jim Fitterling

Jacqueline C. Hinman	X			X

Ruth G. Shaw(a)		C		X

Daniel W. Yohannes	X			X

C=Chair

(a)	Ruth G. Shaw is not standing for re-election and will retire in accordance with the Company’s Director tenure requirements, effective April 9, 2020.

xi	2020 PROXY STATEMENT

Executive Compensation

The objectives of Dow’s compensation program are set by the Compensation and Leadership Development Committee and align executive compensation with Dow’s financial and operational performance. The programs are designed to attract, retain and motivate key executives critical to achieving Dow’s vision and strategy, and reward key executives for delivering desired business results and stockholder value. The compensation programs are described in more detail in the CD&A section beginning on page 27 of the Proxy Statement. The following table summarizes the Company’s key executive compensation practices:

Key Executive Compensation Practices

✓ Active stockholder engagement

✓ Strong pay for performance links between executive compensation outcomes, individual performance, and Company financial and market performance

✓ Compensation program structure designed to discourage excessive risk taking

✓ Significant focus on performance-based pay

✓ Each component of target pay benchmarked to median of either the Peer Group or of the general market, as applicable

✓ Carefully structured Peer Group with regular Compensation and Leadership Development Committee review

✓ Stock ownership requirements of six times base salary for the CEO and four times base salary for the other NEOs

✓ 100 percent independent Compensation and Leadership Development Committee

✓ Clawback policy

✓ Anti-hedging/Anti-pledging policies applicable to Directors and executive officers

✓ Independent compensation consultant reporting to the Compensation and Leadership Development Committee

✓ No change-in-control agreements

✓ No excise tax gross-ups

✓ Modest perquisites

✓ Stock incentive plans prohibit option repricing, reloads, exchanges or options granted below market value without stockholder approval

✓ Regular review of the Compensation and Leadership Development Committee charter to ensure best practices and priorities

Stockholder Engagement

Throughout the year, the Board and members of the management team continued extensive outreach to stockholders, engaging with investors who collectively held over 50% of outstanding shares of common stock of the Company. Through this outreach, the management team updated investors on a range of topics, including the Separation, the overall business strategy, current business conditions, corporate citizenship and sustainability, corporate governance practices and executive compensation, as well as gained an understanding of the perspectives and concerns of each investor. The Board and management team carefully considers the feedback from these meetings when reviewing the business, corporate governance and executive compensation profiles.

xii

Board of Directors	10

Agenda Item 1: Election of Directors	10

Director Nominees Composition and Qualifications	11

Director Nominees for Election	12

Director Compensation	18

Beneficial Ownership of Company Stock	20

xiii	2020 PROXY STATEMENT

Defined Terms

Capitalized terms, not otherwise defined in this Proxy Statement, have the meaning ascribed below:

2020 Meeting	2020 Annual Meeting of Stockholders of Dow Inc.

Board	Board of Directors of Dow Inc.

CD&A	Compensation Discussion & Analysis

CEO	Chief Executive Officer

CFO	Chief Financial Officer

Committee	In the CD&A section, Compensation and Leadership Development Committee

Company	Dow Inc. and its subsidiaries

Dow	Dow Inc. and its subsidiaries

EBIT	Earnings before interest and taxes

LTI	Long-term incentive

Mercer	Dow’s independent compensation consultant

NEO	Named Executive Officer

NYSE	New York Stock Exchange

Operating EBIT	Earnings (i.e., “income (loss) from continuing operations before income taxes”) before interest, excluding the impact of significant items; 2019 is on a pro forma basis

Operating ROC	Net operating profit after tax (excluding significant items) divided by total average capital; 2019 is on a pro forma basis

Pro Forma Operating EBITDA	Earnings (i.e., “income (loss) from continuing operations before taxes”) before interest, depreciation and amortization, plus pro forma adjustments, excluding the impact of significant items

PSU	Performance share unit

Relative TSR	Percentile ranking against the S&P 500 Index peer group of stock price appreciation plus dividends paid

ROC	Return on capital

RSU	Restricted stock unit

SEC	U.S. Securities and Exchange Commission

TDCC	The Dow Chemical Company

TSR	Total shareholder return

xiv

In this Proxy Statement, you will find information on the Board, the candidates for election to the Board, and other items to be voted upon at the 2020 Meeting and any adjournment or postponement of the 2020 Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. This Proxy Statement is first being distributed to stockholders on or about February 28, 2020.

Vote Your Shares in Advance

You may vote your shares by internet, telephone or signing and returning the enclosed proxy or other voting instruction form. Your shares will be voted only if the proxy or voting instruction form is properly executed and received by the independent Inspectors of Election prior to the 2020 Meeting. Except as provided below with respect to shares held in the employees’ savings plan, if no specific instructions are given by you when you execute your voting instruction form, as explained on the form, your shares will be voted as recommended by the Board.

You may revoke your proxy or voting instructions at any time before the polls close at the 2020 Meeting by sending a written revocation, by submitting another proxy or voting form on a later date, or by attending the 2020 Meeting and voting in person. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold Dow common stock.

Confidential Voting

The Company maintains vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in certain other limited circumstances. This practice further provides that employees may confidentially vote their shares of Company stock held by employees’ savings plan and requires the appointment of an independent tabulator and Inspector of Election for the 2020 Meeting.

Plan Shares

If you are enrolled in the direct stock purchase and dividend reinvestment plan administered by Computershare Trust Company, N.A. (the “Computershare CIP”), the shares of Dow common stock owned on the record date by you directly in registered form, plus all shares of Dow common stock held for you in the Computershare CIP, will appear together on a single proxy voting form. If no instructions are provided by you on an executed proxy voting form, your Computershare CIP shares will be voted as recommended by the Board.

Participants in The Dow Chemical Company Employees’ Savings Plan (the “Plan”) will receive a voting instruction form. Your executed form will provide voting instructions to the Plan Trustee (Fidelity Management Trust Company). If no instructions are provided to the Plan Trustee, the Plan Trustee and/or administrators of the Plan will vote the shares held pursuant to the Plan according to the provisions of the Plan. To allow sufficient time for voting, you may not vote your Plan shares in person at the 2020 Meeting. Your voting instructions must be received by 11:59 P.M. Eastern Time on April 6, 2020.

xv	2020 PROXY STATEMENT

Dow Shares Outstanding and Quorum

At the close of business on the record date, February 12, 2020, there were 742,679,825 shares of Dow common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of at least 50% of the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the 2020 Meeting.

•	Agenda Item 1: Election of Directors

Each nominee must receive more FOR votes than AGAINST votes in order to be elected.

•	Agenda Item 2: Advisory resolution to approve executive compensation

Agenda Item 2 must receive more FOR votes than AGAINST votes in order to be approved.

•	Agenda Item 3: Advisory resolution on the frequency of future advisory votes to approve executive compensation

The frequency (one year, two years or three years) that receives the most FOR votes will be approved.

•	Agenda Item 4: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020

Agenda Item 4 must receive more FOR votes than AGAINST votes in order to be approved.

Abstentions and broker non-votes will be included in determining the presence of a quorum at the 2020 Meeting, but will not be counted or have an effect on the outcome of any matter except as specified below with respect to Agenda Item 4.

Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under NYSE rules, even though your bank or broker is not permitted to exercise voting discretion, it may vote shares held in beneficial name only on Agenda Item 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm, without instruction from you, but may not vote on any other matter to be voted on at the 2020 Meeting. A list of stockholders of record entitled to vote shall be open to any stockholder for any purpose relevant to the 2020 Meeting for ten days before the 2020 Meeting, during normal business hours, at the Office of the Corporate Secretary.

Proxy Solicitation on Behalf of the Board

The Board is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the 2020 Meeting or an adjournment or postponement thereof. Dow directors, officers and employees may solicit proxies on behalf of the Board in person, by mail, by telephone or by electronic communication. The proxy representatives of the Board will not be specially compensated for their services in this regard.

Dow has retained D. F. King & Co., Inc., to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $15,000, plus reasonable expenses. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed by Dow on request. The cost of solicitation will be borne by the Company.

xvi

Attending the 2020 Meeting

The Board does not intend to present any business at the 2020 Meeting that is not described in this Proxy Statement. An approved form of proof of stock ownership is necessary to attend the business-only meeting. If you hold your shares through a bank or broker, you will need proof of record date ownership for admission to the 2020 Meeting, such as a letter from the bank or broker. In addition, such holders who wish to vote in person at the 2020 Meeting must obtain a “legal proxy” from the bank, broker or other holder of record that holds their shares in order to be entitled to vote at the 2020 Meeting.

Since seating is limited, the Board has established the rule that only stockholders or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms) may attend.

All stockholders and proxy holders wishing to attend the 2020 Meeting should bring and present valid government issued photo identification for admittance. Proxy holders will also be asked to present credentials for admittance.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages may not be permitted in the 2020 Meeting.

If you are unable to attend the 2020 Meeting in person, please listen to the webcast on the Company’s website at www.dow.com/investors.

Other Matters

The enclosed proxy or other voting instruction form confers upon the designated persons the discretion to vote the shares represented in accordance with their best judgment. Such discretionary authority extends to any other properly presented matter. The Board is not aware of any other matter that may properly be presented for action at the 2020 Meeting.

xvii	2020 PROXY STATEMENT

Future Stockholder Proposals

If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting of Stockholders of Dow Inc. (“2021 Meeting”), pursuant to Rule 14a-8, please send it to the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674. Under SEC Exchange Act Rule 14a-8, these proposals must be received no later than the close of business on October 31, 2020.

Future Annual Meeting Business

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an annual meeting (including Director nominations outside of the proxy access process) other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674. For the 2021 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on October 31, 2020, and the close of business on November 30, 2020. However, as provided in the Bylaws, different deadlines apply if the 2021 Meeting is called for a date that is not within thirty days before or after the anniversary of the 2020 Meeting; in that event, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 120th day prior to the 2021 Meeting and no later than the close of business on the later of the ninetieth day prior to the 2021 Meeting or the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chairman of the annual meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting. The full text of the Bylaws is available on the Company’s website at www.dow.com/investors.

Future Director Nominees through Proxy Access

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674. For the 2021 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on October 1, 2020, and the close of business on October 31, 2020. Such notices must comply with the procedural and content requirements of the Bylaws. The full text of the Bylaws is available on the Company’s website at www.dow.com/investors.

Multiple Stockholders with the Same Address

In accordance with a notice sent previously to stockholders with the same surname who share a single address, only one notice or set of proxy materials will be sent to an address unless contrary instructions were received from any stockholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the practice. If you are a registered stockholder, you may revoke your consent at any time by sending your name and your holder identification number to the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674. If you hold your stock with a bank or broker, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095.

xviii

If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674.

Electronic Delivery of Proxy Materials

Stockholders may request proxy materials be delivered to them electronically in 2021 by enrolling at https://enroll.icsdelivery.com/dow. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs.

Copies of Proxy Materials and Annual Report

The Notice and Proxy Statement and Annual Report are posted on the Company’s website at www.dow.com/investors and at www.proxyvote.com.

Copies of Corporate Governance Documents

The Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Code of Conduct, Code of Financial Ethics, Committee charters and other governance documents are posted on the Company’s website at www.dow.com/investors. Stockholders may receive printed copies of each of these documents without charge by contacting the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674.

xix	2020 PROXY STATEMENT

Dow is committed to applying sound corporate governance and leadership principles and practices. The Board has adopted a number of policies to support the Company’s values and good corporate governance, which are important to the success of the Company’s business and in advancing stockholder interests.

Corporate Governance Guidelines

The Board adopted corporate governance guidelines designed to assist Dow and the Board in implementing effective corporate governance practices. The governance guidelines are reviewed regularly by the Corporate Governance Committee in order to continue serving the best interests of Dow and its stockholders. Among other things, these guidelines delineate the Board’s responsibilities, independence, leadership structure, qualifications, election, annual self-evaluation, and access to management and advisors.

The Company’s corporate governance guidelines, practices and policies are available on the Company’s website at www.dow.com/investors, including the following documents:

✓ Corporate Governance Guidelines

✓ Bylaws

✓ Certificate of Incorporation

✓ Director Independence Standards

✓ Board Committee Charters and Membership

✓ Code of Conduct

✓ Code of Financial Ethics

✓ Responsible Sourcing: Conflict Minerals and Human Rights Reports and Policies

✓ U.S. Public Policy and Political Engagement Reports and Policies

Director Independence

The Board has assessed the independence of each non-employee Director in accordance with the standards of independence of the NYSE, SEC rules and as described in the Corporate Governance Guidelines. Based upon these standards, the Board has determined that the following members of the Board are independent Directors: Samuel R. Allen, Ajay Banga, Jacqueline K. Barton, James A. Bell, Wesley G. Bush, Richard K. Davis, Jeff M. Fettig, Jacqueline C. Hinman, and Daniel W. Yohannes. The Board has also determined that Director nominee Jill S. Wyant is independent. These independent Directors constitute a “substantial majority” of the Board, consistent with the Corporate Governance Guidelines. The Corporate Governance Committee, as well as the Board, will annually review relationships that Directors may have with the Company and members of management to make a determination as to whether there are any material relationships that would preclude a Director from being independent.

All members of the Audit, Compensation and Leadership Development, and Corporate Governance Committees are independent Directors under the Corporate Governance Guidelines and applicable regulatory and listing standards. The Board has also determined, in accordance with applicable requirements of the NYSE, that the simultaneous service of Mr. Bell on the audit committees of more than three public companies does not impair his ability to effectively serve on the Audit Committee.

The Board has also determined that Ruth G. Shaw who serves as a Director until the 2020 Meeting is an independent Director. Dr. Shaw is not standing for re-election and will retire in accordance with the Company’s Director tenure requirements, effective April 9, 2020.

2020 PROXY STATEMENT	1

Board Leadership Structure

The Board is responsible for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company. Among other duties, the Board appoints the Company’s officers, assigns to them responsibility for management of the Company’s operations, and reviews their performance.

The Board recognizes that the leadership structure and combination or separation of the CEO and Chairman roles are driven by the needs of the Company. As a result, no policy exists requiring combination or separation of leadership roles. Currently, the roles of Chairman and CEO are separate. Jeff M. Fettig serves as the Non-Executive Chairman of the Board (“Chairman”). The Chairman has the lead responsibility for managing the Board and such other powers and may perform such other duties as may be assigned by the Board from time to time.

The Board has announced its intention to appoint Mr. Fitterling as Chairman in addition to his role as CEO following the 2020 Meeting. At that time, in lieu of a Non-Executive Chairman, the independent Directors will also elect a Director (who has served at least one full year on the Board) from among their membership as a Lead Director. In accordance with best practices, the Lead Director will retain significant responsibilities including:

•	leadership of executive sessions of the independent Directors or other meetings at which the Chairman is not present

•	authority to call meetings of the independent Directors

•	coordinating with the Chairman to call Board meetings

•	serving as a liaison between the Chairman and the independent Directors as required

•	coordinating with the Chairman to set and approve the Board schedule and agenda to assure sufficient time for discussion of all agenda items

•	determining the appropriate materials to be provided to the Board

•	serving as focal point for shareholder communications with the independent Directors and requests for consultation addressed to independent members of the Board

•	the ability to retain outside professionals on behalf of the Board as the Board may determine is necessary or appropriate

•	such other functions as the Board may direct from time to time

Following the 2020 Meeting, the Company’s Corporate Governance Guidelines will be revised to reflect the responsibilities of the Lead Director.

2

Board Committees

Committees perform many important functions. The responsibilities of each Committee are stated in the Bylaws and in their respective Committee charters. The Board, upon the recommendation of the Corporate Governance Committee, elects members to each Committee and has the authority to change Committee chairs, memberships and the responsibilities of any Committee as set forth in the Bylaws.

The Board currently has four Committees (individually a “Committee” and collectively the “Committees”). A brief description of the Committees, their responsibilities and Committee member assignments as of the date of this Proxy Statement are provided below.

Dr. Shaw is not standing for re-election and will retire in accordance with the Company’s Director tenure requirements, effective April 9, 2020. The Board will announce Committee assignments following the 2020 Meeting.

Chair:    James A. Bell

Members:  Wesley G. Bush

        Richard K. Davis

        Jacqueline C. Hinman

        Daniel W. Yohannes

Independence: All members of the Audit Committee are independent Directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

Financial Expertise: The Board has determined that all members of the Audit Committee are “audit committee financial experts” within the meaning of applicable SEC rules.

AUDIT COMMITTEE

Responsibilities:

•   Nominates, engages and replaces, as appropriate, the Company’s independent registered public accounting firm, subject to stockholder ratification, to audit the Company’s consolidated financial statements.

•   Meets periodically with management to discuss current and, if any, proposed, guidelines and policies governing the processes used to assess, monitor and control the Company’s major risk exposures, including financial or cyber risk exposures, as well as, if any, actual major risk exposures.

•   Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.

•   Reviews effectiveness of the Company’s systems, procedures and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on any compliance matter that could adversely impact the Company’s external reporting process or adequacy of internal controls.

•   Reviews the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and appraises audit efforts of both.

•   Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

•   Preapproves all services and fees performed by the Company’s independent registered public accounting firm.

•   Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

•   In conjunction with the Corporate Governance Committee, regularly reviews and recommends to the Board for approval, any changes to the Company’s Code of Conduct and Code of Financial Ethics (and any waivers as may be granted in accordance with such codes).

A Summary of the Audit Committee Policy on Preapproval of Services Performed by the Independent Registered Public Accounting Firm is included as part of Agenda Item 4: Ratification of Independent Registered Public Accounting Firm in this Proxy Statement.

2020 PROXY STATEMENT	3

Chair:    Ruth G. Shaw

Members:  Samuel R. Allen

        Ajay Banga

        Jeff M. Fettig

Independence: All members of the Compensation and Leadership Development Committee are independent Directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE

Responsibilities:

•   Retains any compensation consultants that the Committee, in its sole discretion, deems appropriate to fulfill its duties and responsibilities; the Committee shall set the compensation and oversee the work of the consultants, including approval of an applicable executive compensation peer group.

•   Assesses current and future senior leadership talent for Company officers.

•   Reviews and monitors the Company’s work environment and culture including diversity and inclusion philosophy, commitment and results.

•   Assists the Board in succession planning for the roles of Chairman and CEO.

•   Evaluates the performance of the Chairman and the CEO in light of the goals and objectives set by the Compensation Committee and, together with the other independent members of the Board, determines and approves the compensation of both the Chairman and the CEO based on this evaluation.

•   Recommends and approves the principles guiding the Company’s executive officer compensation and benefits plans as well as other compensation and benefits plans.

•   Reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking and evaluates compensation policies and practices that could mitigate any such risk.

•   Reviews perquisites or other personal benefits provided to the Company’s executive officers and directors and recommends any changes to the Board.

•   To the extent it deems necessary, reviews and approves the terms of any compensation “clawback” or similar policy or agreement between the Company and the Company’s executive officers or senior leadership.

•   Works with management to develop the CD&A and the Compensation Committee Report for inclusion in the Company’s Annual Report on Form 10-K or annual meeting Proxy Statement.

•   Considers the voting results of any proposal submitted to the Company’s stockholders related to the compensation of the Company’s executive officers.

Chair:    Jeff M. Fettig

Members:  Samuel R. Allen

        Ajay Banga

        James A. Bell

        Richard K. Davis

Independence: All members of the Corporate Governance Committee are independent Directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

CORPORATE GOVERNANCE COMMITTEE

Responsibilities:

•   Establishes the process for identifying and evaluating director nominees, determines the qualifications, qualities, skills and other expertise required to be a director, and recommends to the Board nominees for election to the Board.

•   Monitors the functioning of Board Committees and oversees the annual assessment of the Board and its Committees.

•   Oversees the Company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Certificate of Incorporation, Bylaws, Board leadership and Committee charters.

•   In conjunction with the Audit Committee, reviews and recommends to the Board for approval any changes to the Company’s Code of Conduct and Code of Financial Ethics (and any waivers as may be granted in accordance with such codes).

•   Reviews and approves any transaction between the Company and any related person in accordance with the Company’s related person transaction approval policy.

•   Oversees the Company’s orientation program for new directors and a continuing education program for current directors.

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Chair:    Jacqueline K. Barton

Members:  Wesley G. Bush

        Jacqueline C.  Hinman

        Ruth G. Shaw

        Daniel W.  Yohannes

Independence: All members of the EHS&T Committee are independent Directors consistent with governance best practices.

ENVIRONMENT, HEALTH, SAFETY & TECHNOLOGY (EHS&T) COMMITTEE

Responsibilities:

•   Assesses current aspects of the Company’s environment, health and safety policies and performance and makes recommendations to the Board and the management of the Company with regard to promoting and maintaining superior standards of performance, including processes to ensure compliance with applicable laws and regulations and programs to manage risk.

•   Oversees and advises the Board on matters impacting corporate social responsibility, public policy, philanthropy and the Company’s public reputation.

•   Oversees and advises the Board on the Company’s sustainability efforts.

•   Oversees the assessment of all aspects of the Company’s science and technology capabilities in all phases of its activities in relation to its strategies and plans and makes recommendations to the Board and the management of the Company with the goal of continually enhancing the Company’s science and technology capabilities.

•   Oversees the Company’s policies on political contributions and lobbying expenses and reviews an annual report on the Company’s political contributions and lobbying expenses.

Board’s Role in the Oversight of Risk Management

The Board is responsible for overseeing the overall risk management process for the Company. Risk management is considered a strategic activity within the Company, and responsibility for managing risk rests with executive management while the Committees and the Board as a whole participate in the oversight of the process. Specifically, the Board has responsibility for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plans, and each Committee is responsible for oversight of specific risk areas relevant to their respective charters. This process includes an assessment of potential cyber-attacks and the ongoing review of the Company’s comprehensive cyber security program.

The oversight responsibility of the Board and Committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. The Audit Committee is responsible for overseeing that management implements and follows this risk management process and for coordinating the outcome of reviews by the other Committees in their respective risk areas.

Committee	Area(s) of Risk Management Oversight Responsibility

Audit Committee	Management and effectiveness of accounting, auditing, external reporting, compliance and internal controls, and cyber security

Compensation and Leadership Development Committee	The Company’s executive compensation practices

Corporate Governance Committee	Director independence, potential conflicts of interest and other ethics and compliance matters

Environment, Health, Safety & Technology Committee	Emerging regulatory developments related to safety, health and environment

Although each Committee is responsible for overseeing the management of certain risks as described above, the full Board is regularly informed by the Committees about these risks. This enables the Board and the Committees to coordinate risk oversight and the relationships among the various risks faced by the Company.

2020 PROXY STATEMENT	5

Stockholder Engagement

Throughout the year, the Board and members of the management team continued extensive outreach to stockholders, engaging with investors who collectively held over 50% of outstanding shares of common stock of the Company. Through this outreach, the management team updated investors on a range of topics, including the spin-off transaction, the overall business strategy, current business conditions, corporate citizenship and sustainability, corporate governance practices and executive compensation, as well as gained an understanding of the perspectives and concerns of each investor. The Board and management team carefully consider the feedback from these meetings when reviewing the business, corporate governance and executive compensation profiles.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the full Board, the Chairman, or the independent Directors as a group or individually, may do so by mail addressed to Dow Inc. in care of the Office of the Corporate Secretary, 2211 H.H. Dow Way, Midland, Michigan 48674.

The independent Directors have approved procedures for handling correspondence received by the Company and addressed to the Board, Chairman, or the independent Directors individually or as a group. Communications will be distributed to any or all Directors as appropriate, depending upon the individual communication. However, the Directors have requested that communications that do not directly relate to their duties and responsibilities as Directors of the Company be excluded from distribution and deleted from email that they access directly. Such excluded items include “spam”; advertisements; mass mailings; form letters and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; surveys; and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission by the Office of the Corporate Secretary. Any omitted or deleted communication will be made available to any Director upon such Director’s request. Concerns relating to accounting, internal controls, auditing or ethical matters are brought to the attention of the internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Board, Committee and Annual Meeting Attendance

Dow held five Board meetings and twenty Committee meetings in 2019. All of the Directors attended more than 75% of the sum of the total number of Board meetings and the total number of meetings of the Committees on which the Director served since the Separation. The Directors are encouraged to attend the 2020 Annual Meeting, the first annual meeting for the Company.

Executive Sessions of Directors

The non-employee Directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. During 2019, there were five executive sessions of the Dow Board led by Mr. Fettig, the Chairman. The Committees typically meet in executive session in connection with every Committee meeting.

Director Qualifications and Diversity

There are certain minimum qualifications for Board membership that Director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its Committees, and relevant career experience. The Corporate Governance Committee has adopted guidelines to be used in evaluating candidates for Board membership in order to ensure a diverse and highly qualified Board. In addition to the characteristics mentioned above, the guidelines provide that candidates should possess individual skills, experience and

6

demonstrated abilities that help meet the current needs of the Board and provide for diversity of membership, such as experience or expertise in some of the following areas: the specific industries in which the Company operates, global business, science and technology, finance and/or economics, corporate governance, public affairs, government affairs and prior government service, and experience as chief executive officer, chief operating officer or chief financial officer of a major company. Other factors that are considered include independence of thought, willingness to comply with Director stock ownership guidelines, meeting applicable Director independence standards (where independence is desired) and absence of conflicts of interest. The Corporate Governance Committee may modify the minimum qualifications and evaluation guidelines from time to time as it deems appropriate.

Guidelines for Director qualifications are included in the Corporate Governance Guidelines. The guidelines for Director qualifications provide that a commitment to ethnic, racial and gender diversity is a consideration in the identification and nomination of Director candidates, and that candidates are evaluated to provide for a diverse and highly qualified Board. The Corporate Governance Committee and the full Board implement and assess the effectiveness of these guidelines and the commitment to diversity by referring to these guidelines in the review and discussion of Board candidates when assessing the composition of the Board and by including questions regarding the diversity of the Board membership in the Board’s annual self-evaluations.

Director Orientation and Engagement

Directors are active and engaged starting with onboarding. All new Directors participate in a robust orientation, to familiarize Directors with the Company’s plans, its significant financial, accounting and risk management issues, its policies and compliance processes including the Code of Conduct and its strategic priorities. On an ongoing basis, Directors receive materials or briefing sessions regarding the operations of the Company, key initiatives and risks. Each regularly scheduled Board meeting includes a key business spotlight where senior management presents details of their business including updates on financial results, geographic footprint, human capital and key innovations.

Further, site and facility tours are frequently arranged. Outside experts, including in the areas of the environment, social and governance matters and country risk are invited to make in-depth presentations to Directors during the Board’s regular meeting cycle.

Identifying Director Candidates

Among the Corporate Governance Committee’s most important functions is the selection of Directors who are recommended to the Board as candidates for election. The Corporate Governance Committee has adopted a process for identifying new Director candidates. Recommendations may be received by the Corporate Governance Committee from various sources, including current or former Directors, a search firm retained by the Corporate Governance Committee to assist in identifying and evaluating potential candidates, stockholders, Company executives, and by self-nomination. The Corporate Governance Committee is open to accepting stockholders’ suggestions of candidates to consider as potential Board members as part of the Corporate Governance Committee’s periodic review of the size and composition of the Board and its Committees. Such recommendations should be sent to the Corporate Governance Committee through the Office of the Corporate Secretary. The Corporate Governance Committee uses the same process to evaluate Director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.

Director Candidate Nominations through Proxy Access

The Bylaws set forth procedural and content requirements for director candidate nominations through proxy access. As more specifically provided in the Bylaws, a stockholder or group of up to twenty stockholders owning 3% or more of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements detailed in the Bylaws. Nominations should be sent to the Office of the Corporate Secretary in accordance with the procedural and content requirements set forth in the Bylaws, the full text of which is available on the Company’s website at www.dow.com/investors.

2020 PROXY STATEMENT	7

Board Term

The Certificate of Incorporation provides that all Directors stand for election at each Annual Meeting of Stockholders.

The Corporate Governance Guidelines provide that Directors should not be nominated for election to the Board after reaching age 72, unless it is determined that it is in the best interests of the Company to extend the retirement date.

Code of Conduct

The Board has adopted a Code of Conduct and a Code of Financial Ethics. The full text of the Codes are available on the Company’s website at www.dow.com/investors. In addition, Dow discloses on its website any waiver of or amendment to the Code of Conduct requiring disclosure under applicable rules.

Political Engagement and Disclosure

Government policy is one of the most powerful external forces affecting Dow today. New laws and changes to existing laws can fundamentally impact the Company’s operations and the markets where it does business—and in turn, the Company’s bottom line, thereby affecting Dow and its subsidiaries, employees, retirees, suppliers, customers, communities and stockholders.

Because the impact of government policy is so critical to the Company’s survival and success, Dow actively participates in both policymaking and political processes, through legally allowed advocacy efforts and by making political contributions to candidates, parties and causes. Dow is committed to the highest standard of ethical conduct in its involvement in policymaking and political process. As part of Dow’s commitment to transparency, materials on political policy and engagement are available on the Company’s website at www.dow.com/investors.

Certain Relationships and Related Transactions

Dow and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the Directors and executive officers of Dow, or their immediate family members, are employees. The Corporate Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved in such transactions material. Such purchases from and sales to each company involve less than either $1,000,000 or 2% of the consolidated gross revenues of each of the purchaser and the seller, and all such transactions are in the ordinary course of business. Some such transactions are continuing and it is anticipated that similar transactions will occur from time to time. The Company may have employees who are related to Dow executive officers and Directors from time to time.

Agreements with Dow, DuPont and Corteva

In connection with the Separation, Dow entered into certain agreements to effect the separation of DowDuPont’s agriculture, materials science and specialty products businesses, including by providing for the allocation among Dow, DuPont and Corteva of DowDuPont’s assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities), and provide a framework for Dow’s relationship with DuPont and Corteva following the Separation. A summary of the terms of certain of the agreements that Dow entered into with DuPont and Corteva prior to the Separation is provided in the section titled “Agreements with Dow, DuPont and Corteva” in the Appendix.

8

Related Person Transactions

The Board has adopted written policies and procedures relating to the approval or ratification of each “Related Person Transaction.” Under Dow’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, which meet certain criteria.

Under the policies and procedures, the Corporate Governance Committee (or its Chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the entry into a particular Related Person Transaction, by taking into account, among other factors it deems appropriate: (i) the commercial reasonableness of the transaction; (ii) the materiality of the Related Person’s direct or indirect interest in the transaction; (iii) whether the transaction may involve a conflict of interest, or the appearance of one; (iv) whether the transaction was in the ordinary course of business; and (v) the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No Director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of Dow and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Corporate Governance Committee for ratification. If the Corporate Governance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its Directors and executive officers by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings furnished to the Company and written representations that no other reports were required, all Reporting Persons complied with these reporting requirements during fiscal year 2019, except for Forms 4 for Messrs. Edmonds, Holicki and Sreeram and Ms. Wilson to disclose the conversion of equity awards at the Separation that were not filed on a timely basis due to an administrative delay; these Forms 4 received a next-day filing date.

2020 PROXY STATEMENT	9

Election of Directors

In accordance with the recommendation of the Corporate Governance Committee, the Board has nominated the following individuals for election as Directors. A biography is included for each nominee beginning on page 12 of the Proxy Statement. Directors are elected annually by a majority of votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Voting Standard and Resignation Policy

The Company’s Bylaws prescribe the voting standard for election of Directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of Directors to be elected. Under the Corporate Governance Guidelines, if a nominee who already serves as a Director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within ninety days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy card or voting information, it is the intention of the persons named as proxies to vote executed proxies FOR the candidates nominated by the Board unless contrary voting instructions are provided. If something unanticipated should occur prior to the 2020 Meeting making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

The NYSE rules do not permit brokers with discretionary authority to vote in the election of Directors. Therefore, if you hold your shares beneficially and do not provide voting instructions to your bank or broker, your bank or broker will not be able to vote on your behalf and your shares will not be voted in the election of Directors. Promptly provide voting instructions to your broker to ensure that your shares are voted. Please follow the instructions set forth in the voting information provided by your bank or broker.

10

Director Nominee Composition and Qualifications

The Director nominees bring a balance of relevant skills to the boardroom, as well as an effective mix of diversity and experience. The following graphics depict a summary of the composition of the eleven Director nominees:

(1)	Reflects cumulative years served as a Dow Inc. Director, a TDCC-designated Director to serve as a DowDuPont Director, a member of the DowDuPont Materials Advisory Committee, or as a TDCC Director.

Qualifications

The Corporate Governance Committee and the Board believe that the qualifications, skills, experience and attributes set forth in this Proxy Statement for all individuals nominated for election support the conclusion that these individuals are qualified to serve as Directors of the Company and collectively possess a variety of skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business. The Director nominees have a diverse combination of the following backgrounds and qualifications:

2020 PROXY STATEMENT	11

Each of these experiences provides a balance of perspectives that contribute to the Board’s effectiveness in overseeing the business and strategy of the Company. Each of the nominees possesses skills and experiences that align with the current needs of the Company. The Corporate Governance Committee and Board have determined that the individuals nominated for election are qualified to serve as Directors of the Company.

Director Nominees for Election

The Board presents eleven nominees for election as Directors at the 2020 Meeting. The information set forth below supports the conclusion that these individuals are highly qualified to serve on the Board.

Each of the Director nominees consented to being named as a nominee in the proxy materials and to serve if elected. Each Director elected at the 2020 Meeting will serve until the 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

Each nominee, except Ms. Wyant, currently serves as a Director on the Board. Directors Banga, Barton, Bell, Bush, Davis, Fettig, Fitterling, Hinman and Yohannes were appointed to the Board as part of actions taken at the time of the Separation. Mr. Allen joined the Board upon appointment to serve as Director effective August 1, 2019. Ms. Wyant was recommended for nomination as Director by the Board with the support of the Corporate Governance Committee. Dr. Shaw is retiring from the Board and not standing for re-election at the 2020 Annual Meeting; the Board thanks her for her exemplary service to Dow.

The information below is current as of the date of this Proxy Statement.

Age: 66 Director since: 2019 Committees: • Compensation • Governance

SAMUEL R. ALLEN

CHAIRMAN AND RETIRED CHIEF EXECUTIVE OFFICER, DEERE & COMPANY

Experience:

Mr. Allen is the Chairman of Deere & Company, a world-leading provider of products and services for agriculture, construction, road-building, forestry, and turf care. He has held the position of Chairman at Deere since February 2010. Mr. Allen previously served as Chief Executive Officer, a role from which he retired in November 2019. Mr. Allen joined Deere in 1975 and held various executive positions until assuming the role of Chairman and Chief Executive Officer.

Qualifications:

Mr. Allen brings global business and leadership expertise as the Chairman and former Chief Executive Officer of Deere. He has extensive experience and knowledge of international business operations, manufacturing, marketing and sales, which is particularly important given the global presence and nature of the operations of the Company. Mr. Allen has public company board expertise resulting in corporate governance and compensation experience, as well as board leadership experience.

Other Public Company Directorships:

•  Deere & Company (since 2009)

•  Whirlpool Corporation (since 2010)

12

Age: 60 Director since: 2013 Committees: • Compensation • Governance

AJAY BANGA

PRESIDENT AND CHIEF EXECUTIVE OFFICER, MASTERCARD INCORPORATED

Experience:

Mr. Banga is the President and Chief Executive Officer of Mastercard Incorporated, a technology company in the global payments industry. Mr. Banga joined Mastercard in 2009 as President and Chief Operating Officer, and assumed his current role in July 2010. Prior to Mastercard, Mr. Banga spent 13 years at Citigroup in various global leadership roles, including as the head of the International Consumer Business and as the Chief Executive Officer for Citibank’s Asia Pacific business, and held leadership roles at PepsiCo and Nestle. Mr. Banga served as a Director of TDCC from 2013 until the effective date of the Merger Transaction when he became a member of the DowDuPont Materials Advisory Committee and then, in January 2019, a director of DowDuPont. Mr. Banga resigned from the DowDuPont Board upon Separation.

Qualifications:

Mr. Banga has extensive global payments experience, as well as a deep focus on innovation and information security. Mr. Banga provides valuable perspective on engaging and partnering with regulators, due to his experience as Mastercard Chief Executive Officer and as a member of multiple business advocacy organizations and government sponsored committees. He adds strong consumer insight from his brand marketing experience at several global food and beverage companies and is experienced in economics and financing.

Other Public Company Directorships:

•  Mastercard Incorporated (since 2010)

Age: 67 Director since: 1993 Committees: • EHS&T, Chair

JACQUELINE K. BARTON

JOHN G. KIRKWOOD AND ARTHUR A. NOYES PROFESSOR OF CHEMISTRY,

CALIFORNIA INSTITUTE OF TECHNOLOGY

Experience:

Dr. Barton is the John G. Kirkwood and Arthur A. Noyes Professor of Chemistry in the Division of Chemistry and Chemical Engineering at the California Institute of Technology, where she has been a member of the faculty since 1989. Dr. Barton served as chair of the Division from 2009 to 2019, and has held the John G. Kirkwood and Arthur A. Noyes Professorship since 2016. Dr. Barton also previously held the Arthur and Marian Hanisch Memorial Professorship from 1997 to 2016. Dr. Barton served as a Director of TDCC from 1993 until the effective date of the Merger Transaction when she became a member of the DowDuPont Materials Advisory Committee and then, in July 2018, a director of DowDuPont. Dr. Barton resigned from the DowDuPont Board upon Separation.

Qualifications:

Dr. Barton possesses strong leadership, research and teaching experience, as well as extensive knowledge in the chemicals industry to support the Company’s research and innovation focus. Demonstrated by her nationally recognized leadership in the medical and chemical fields as well as active involvement with major science and technology organizations, Dr. Barton has developed broad science expertise which has equipped her to advise the Board. Furthermore, Dr. Barton has received numerous awards and honors for her research as noted above and has been a notable contributor to the chemical community.

Other Public Company Directorships:

•  Gilead Sciences, Inc. (since 2018)

2020 PROXY STATEMENT	13

Age: 71 Director since: 2005 Committees: • Audit, Chair • Governance

JAMES A. BELL

FORMER EXECUTIVE VICE PRESIDENT, CORPORATE PRESIDENT AND CHIEF FINANCIAL OFFICER,

THE BOEING COMPANY

Experience:

Mr. Bell was the Executive Vice President, Corporate President and Chief Financial Officer of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft, from 2008 to 2012. Mr. Bell joined Rockwell International, a predecessor of The Boeing Company, in 1972, and subsequently held various executive positions. Mr. Bell served as a Director of TDCC from 2005 until the effective date of the Merger Transaction when he became a director of DowDuPont. Mr. Bell resigned from the DowDuPont Board upon Separation.

Qualifications:

Mr. Bell possesses global business and leadership experience in industrials and in a highly regulated industry as the former Chief Financial Officer of The Boeing Company. Mr. Bell also has a strong expertise in finance, accounting, risk management and controls. Additionally, his experience on other public company boards provides him with strong knowledge in corporate governance. Mr. Bell is experienced in strategic planning, technology, regulatory issues and has developed significant expertise in manufacturing.

Other Public Company Directorships:

•  Apple, Inc. (since 2015)

•  CDW Corporation (since 2015)

•  JPMorgan Chase & Co. (since 2011)

Age: 58 Director since: 2018 Committees: • Audit • EHS&T

WESLEY G. BUSH

FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER, NORTHROP GRUMMAN CORPORATION

Experience:

Mr. Bush was the Chairman and Chief Executive Officer of Northrop Grumman Corporation, a global aerospace and defense technology company, until 2019. Mr. Bush served as Northrop Grumman’s Chairman from 2011 to July 2019, Director from 2009 to July 2019 and Chief Executive Officer from 2010 to 2018. Previously, Mr. Bush served as the company’s Chief Financial Officer and also as president of its Space Technology Business. Prior to the acquisition of TRW by Northrop Grumman in 2002, Mr. Bush served as President and Chief Executive Officer for TRW’s UK-based global Aeronautical Systems. Prior to joining TRW in 1987, he held engineering positions with both the Aerospace Corporation and Comsat Labs. Mr. Bush was named to the DowDuPont Materials Advisory Committee in August 2018 and served until the Separation.

Qualifications:

Mr. Bush brings significant leadership experience, including as a public company Chief Executive Officer, with a strong background in the industrials sector and in engineering. Mr. Bush is also a proven operator as a former Chief Operating Officer and is also experienced in finance and accounting, environmental and safety issues, governance, governmental and stakeholder relations, human resources, information technology, strategic planning and transportation.

Other Public Company Directorships:

•  Cisco Systems Inc. (since 2019)

•  General Motors Co. (since 2019)

14

Age: 62 Director since: 2015 Committees: • Audit • Governance

RICHARD K. DAVIS

PRESIDENT AND CHIEF EXECUTIVE OFFICER,

MAKE-A-WISH AMERICA

Experience:

Mr. Davis is the President and Chief Executive Officer of Make-A-Wish America. Mr. Davis was the Executive Chairman and Chief Executive Officer of U.S. Bancorp, parent company of U.S. Bank, the fifth largest commercial bank in the United States. He served as Executive Chairman from December 2007 to April 2018, Chief Executive Officer from December 2006 to April 2017, and held various other executive positions at U.S. Bancorp prior to becoming the Chief Executive Officer, including President and Chief Operating Officer. Mr. Davis was an Executive Vice President at Bank of America and Security Pacific Bank prior to joining Star Banc Corporation, which was one of U.S. Bancorp’s legacy companies. Mr. Davis served as a Director of TDCC from 2015 until the effective date of the Merger Transaction when he became a member of the DowDuPont Materials Advisory Committee and then, in July 2018, a director of DowDuPont. Mr. Davis resigned from the DowDuPont Board upon Separation.

Qualifications:

Mr. Davis brings global business and leadership experience as a former Chairman and Chief Executive Officer of a public company, particularly in industries subject to extensive regulation. He has extensive experience and knowledge of international business operations, financial services and capital allocation, which is particularly important given the global presence and financial aspects of the Company. Mr. Davis has additional public company board experience across the financial services and medical industries resulting in additional corporate governance and compensation experience, financial expertise and board leadership experience.

Other Public Company Directorships:

•  Mastercard Incorporated (since 2018)

•  Xcel Energy Inc. (since 2006)

Age: 63 Director since: 2003 Committees: • Compensation • Governance, Chair

JEFF M. FETTIG

NON-EXECUTIVE CHAIRMAN, DOW INC.

FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER, WHIRLPOOL CORPORATION

Experience:

Mr. Fettig is the former Chairman and Chief Executive Officer of Whirlpool Corporation, a manufacturer of home appliances. He served as Chairman from 2004 to December 2018, and Chief Executive Officer from 2004 to October 2017. Mr. Fettig joined Whirlpool Corporation in 1981 and held various executive positions until assuming the role of Chairman and Chief Executive Officer. Mr. Fettig served as a Director of TDCC from 2003 until the effective date of the Merger Transaction when he became a Director of DowDuPont. Mr. Fettig resigned from the DowDuPont Board upon Separation.

Qualifications:

Mr. Fettig brings global business and leadership experience as the former Chairman and Chief Executive Officer of Whirlpool Corporation. He has extensive experience and knowledge of corporate governance, international business operations, manufacturing, marketing, sales and distribution which is particularly important given the global presence and nature of the operations of the company. Mr. Fettig also has extensive experience and knowledge of consumer dynamics, branded consumer products, and end-user markets and servicing relevant to the business operations and focus of the company.

Other Public Company Directorships:

•  Sherwin-Williams Co. (since 2019)

2020 PROXY STATEMENT	15

Age: 58 Director since: 2018

JIM FITTERLING

CHIEF EXECUTIVE OFFICER, DOW

Experience:

Mr. Fitterling is the Chief Executive Officer of Dow. Mr. Fitterling has been the Chief Executive Officer of TDCC since July 2018, Dow since August 2018 and the Chief Operating Officer of DowDuPont’s Materials Science Division from September 2017 until April 2019. Mr. Fitterling first joined Dow in 1984 and has held various other executive positions, including President, Chief Operating Officer, Vice Chairman of Business Operations, Senior Vice President of Corporate Development, and President of the Plastics and Hydrocarbons businesses. Mr. Fitterling was a member of the board of directors of Chemical Financial Corporation until July 2019.

Qualifications:

Mr. Fitterling played a key role in the Company’s transformation, from lower-margin, commodity businesses to one more deeply focused on higher-growth, consumer demand-driven markets that value innovation—with the goal of creating the most innovative, customer-centric, inclusive and sustainable materials science company in the world. During his 35-year career at Dow, Mr. Fitterling has held leadership positions in many of the Company’s business units, in corporate development and in business operations. In addition, he served as the business lead in Dow’s successful launch of its next-generation sustainability goals. At his direction, in January 2019, Dow became a founding member of the Alliance to End Plastic Waste, an initiative to accelerate efforts to drive innovation, provide much-needed resources, and take decisive action to put an end to plastic waste in the environment.

Other Public Company Directorships:

•  None

Age: 58 Director since: 2018 Committees: • Audit • EHS&T

JACQUELINE C. HINMAN

FORMER CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CH2M HILL

Experience:

Ms. Hinman was the Chairman, President and Chief Executive Officer of CH2M HILL, an engineering and consulting firm focused on delivering infrastructure, energy, environmental and industrial solutions for clients and communities around the world. Ms. Hinman joined the board of directors of CH2M in 2008, and was elected Chairman and Chief Executive Officer of CH2M in 2014 in order to execute a turnaround of the firm, ultimately leading to the company’s successful merger with Jacobs Engineering in December 2017. Ms. Hinman was named to the DowDuPont Materials Advisory Committee in July 2018 and served until the Separation.

Qualifications:

Ms. Hinman brings senior management and leadership capabilities having served as Chairman, President, and Chief Executive Officer of CH2M HILL Companies, including deep experience with global manufacturing companies. Ms. Hinman’s experience in a global engineering consulting business provides her with a unique knowledge of environmental and sustainability issues globally. Ms. Hinman also brings international operations, strategic planning, finance, accounting, supply chain, technology, marketing and inclusion expertise to the Board.

Other Public Company Directorships:

•  International Paper, Inc. (since 2017)

•  AECOM (since 2019)

16

Age: 48 Director Nominee

JILL S. WYANT

EXECUTIVE VICE PRESIDENT AND PRESIDENT OF GLOBAL REGIONS, ECOLAB INC.

Experience:

Ms. Wyant is the Executive Vice President and President of Global Regions of Ecolab Inc., a global leader in water, hygiene and energy technologies and services, a role she has held since December 2017. Previously, Ms. Wyant was Executive Vice President and President of Ecolab’s Global Food & Beverage, Global Healthcare and Global Life Sciences businesses. Other leadership roles held at Ecolab include Executive Vice President and President of the Global Food & Beverage sector, Senior Vice President and General Manager of Food & Beverage in North America and Latin America, and leading Food & Beverage in Asia Pacific. Before joining Ecolab in 2009, Ms. Wyant held multiple leadership positions at General Electric.

Qualifications:

Ms. Wyant is a senior strategy and operating executive with over 25 years of experience leading Fortune 500 businesses in the industrial and healthcare sectors. Ms. Wyant’s career reflects a track record of driving innovative strategies to capture new growth and profit, spearheading breakthrough innovation, driving manufacturing excellence and operational efficiency, and leading transformational M&A. She also brings deep industry knowledge, broad perspective on international business and global expansion, experience driving enterprise-wide digital transformations and sustainability expertise.

Other Public Company Directorships:

•  None

Age: 67 Director since: 2018 Committees: • Audit • EHS&T

DANIEL W. YOHANNES

FORMER U.S. AMBASSADOR TO THE ORGANISATION FOR ECONOMIC COOPERATION AND DEVELOPMENT

Experience:

Mr. Yohannes served as the U.S. Ambassador to the Organisation for Economic Cooperation and Development (the “OECD”), an international forum promoting economic growth, sustainable development and energy security, from 2014 to 2017. Prior to joining the OECD, Mr. Yohannes served as Vice Chairman of U.S. Bancorp, the Chief Executive Officer of the Millennium Challenge Corporation, and President and Chief Executive Officer of Colorado National Bank. Mr. Yohannes was named to the DowDuPont Materials Advisory Committee in July 2018 and served until the Separation.

Qualifications:

Mr. Yohannes has a successful record of operation execution and corporate transformation as a Chief Executive Officer and an entrepreneur. He provides the Board valuable strategic insight into international trade and economic development from prior affiliations. Additionally, Mr. Yohannes is passionate about protecting the environment and provides experience in effectively addressing environmental issues.

Other Public Company Directorships:

•  Xcel Energy Inc. (since 2017)

2020 PROXY STATEMENT	17

Director compensation is determined by the Board with the assistance of its Compensation and Leadership Development Committee and its Corporate Governance Committee. Dow compares its non-employee Director compensation programs, designs and compensation elements to the same Peer Group used for executive compensation, as described in the section titled “Peer Group and Benchmarking” of the CD&A. Dow targets the median compensation of the Peer Group for all Director compensation elements. The table below reflects the current annual rate by compensation element after adjustment in April 2019 as part of the Separation:

Compensation Element	Annual Rate

Retainer	$125,000

Audit Committee Chair Retainer	$35,000

All Other Committee Chairs Retainer	$20,000

Non-Executive Chairman Retainer	$250,000

Equity Grant	$185,000

Before the Separation, TDCC paid compensation to TDCC-designated Directors serving as a DowDuPont director or a member of the DowDuPont Materials Advisory Committee according to annual rates set by the DowDuPont Board of Directors as follows: retainer $115,000, Audit Committee chair $35,000, Compensation Committee chair $25,000, all other Committee chairs $20,000, Non-Executive Chair $250,000, and Lead Director $50,000.

Dow does not provide directors who are also Dow employees any additional compensation for serving as a Director.

Director Compensation for 2019

The following table provides the compensation paid to Dow’s non-employee Directors in 2019:

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)	Total ($)

Samuel R. Allen	62,500	123,305	—	—	—	—	185,805

Ajay Banga	122,500	185,528	—	—	—	—	308,028

Jacqueline K. Barton	142,500	185,528	—	—	—	—	328,028

James A. Bell	157,500	185,528	—	—	811	—	343,839

Wesley G. Bush	122,500	185,528	—	—	—	—	308,028

Richard K. Davis	122,500	185,528	—	—	—	—	308,028

Jeff M. Fettig	405,000	185,528	—	—	—	—	590,528

Jacqueline C. Hinman	122,500	185,528	—	—	—	—	308,028

Ruth G. Shaw	143,750	185,528	—	—	345	—	329,623

Daniel W. Yohannes	122,500	185,528	—	—	—	—	308,028

(a)	Compensation is pro rated for Mr. Allen who joined the Board effective August 1, 2019.

(b)

The 3,380 RSUs granted on April 11, 2019 at a grant price of $54.89 for a total value of $185,528, will vest on the second anniversary of the grant date and will settle in actual shares of Dow common stock following retirement or termination of service. The award is pro rated for Mr. Allen who joined the Board effective August 1, 2019.

(c)	Consists exclusively of above-market non-qualified deferred compensation earnings.

18

Non-Employee Directors Equity Grant

Equity is a key component of Director compensation. On April 11, 2019, each non-employee Director received a grant of 3,380 RSUs, with provisions limiting transfer until retirement, or after separation of service from the Company. However, a Director may defer settlement beyond retirement, or after separation of service.

Non-Employee Directors’ Stock Ownership Guidelines

Directors are subject to minimum stock ownership guidelines. As a guideline, non-employee Directors shall own common stock of the Company equal in value to at least five times the amount of the annual cash retainer. Shares used to determine whether the guidelines are satisfied include those held personally or beneficially owned, and RSUs subject solely to service-based vesting.

Directors have five years from the date they become subject to the guidelines to meet the ownership requirement. It is expected all Directors will be compliant within the required timeframe.

Non-Employee Directors Deferred Compensation Plan

Non-employee Directors may choose, prior to the beginning of each year, to have all or part of their fees credited to deferred compensation accounts. At the election of the Director, fees are deferred into one of several hypothetical investment accounts that accrue investment returns according to the account selected. Investment choices include a fund with an interest rate equal to the sum of the 60-month rolling average of ten-year U.S. Treasury Note yield plus the current five-year Dow credit spread, a phantom Dow stock account tracking the market value of Dow common stock with market dividends paid and reinvested, as well as funds tracking the performance of several mutual funds. These funds are identical to funds offered as part of the Elective Deferral Plan for management level employees. Such deferred amounts will be paid in installments as elected by the Director at the time of deferral commencing in July following the Director’s retirement or termination of service to the Company, in the following July or in July of the calendar year following the Director’s 72nd birthday. If the Director elects to receive payment in July following his or her 72nd birthday and if he or she remains on the Board beyond his or her 72nd birthday, payments shall start in the July following retirement or termination of service to the Company.

Business Travel Accident Insurance for Non-Employee Directors

Dow maintains a rider on its business travel accident insurance policies covering accidental death and dismemberment of a non-employee Director if the Director is traveling on Dow business.

2020 PROXY STATEMENT	19

The following table presents the beneficial ownership of Dow’s common stock as of February 1, 2020, except as noted, for (i) each Director of the Company, (ii) each executive officer of the Company listed in the Summary Compensation Table, (iii) all Directors and executive officers as a group, and (iv) each person beneficially owning more than 5% of the outstanding shares of Dow’s common stock:

Name	Current Shares Beneficially Owned(a)		Rights to Acquire Beneficial Ownership of Shares(b)	Total	Percent of Shares Beneficially Owned(c)

Samuel R. Allen	1,329.3		—	1,329.3	*

Ajay Banga	5,831.0		—	5,831.0	*

Jacqueline K. Barton	17,344.0		—	17,344.0	*

James A. Bell	7,374.0		—	7,374.0	*

Wesley G. Bush	5,643.0		—	5,643.0	*

Richard K. Davis	9,917.0		—	9,917.0	*

Jeff M. Fettig	45,336.0		—	45,336.0	*

Jim Fitterling	93,824.0		775,935.0	869,759.0	*

Jacqueline C. Hinman	723.0		—	723.0	*

Peter Holicki	39,011.0		231,193.0	270,204.0	*

Ruth G. Shaw	15,022.0		—	15,022.0	*

A. N. Sreeram	48,817.4		139,433.0	188,250.4	*

Howard Ungerleider	64,709.8		769,539.0	834,248.8	*

Amy E. Wilson	3,144.5		67,294.0	70,438.5	*

Jill S. Wyant	—		—	—	—

Daniel W. Yohannes	1,723.0		—	1,723.0	*

Group Total	359,749.0		1,983,394.0	2,343,143.0	0.32%

Total of All Directors and Executive Officers as a Group (18 persons)	379,613.2		2,234,298.0	2,613,911.2	0.35%

Certain Other Owners:

BlackRock, Inc.	46,548,062.0	(d)	—	46,548,062.0	6.28%

The Vanguard Group	60,482,569.0	(e)	—	60,482,569.0	8.15%

Capital International Investors	37,601,579.0	(f)	—	37,601,579.0	5.07%

Totals in the above table might not equal summation of the columns due to rounding.

*	Less than 1% of the total shares of Dow common stock outstanding.

(a)

Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have sole voting and investment power over the indicated number of Dow shares. This column also includes all Dow shares held in a trust over which the person has or shares voting or investment power, or shares held in The Dow Chemical Company Employees’ Savings Plan as of December 31, 2019. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)	This column includes any shares that the person could acquire through April 1, 2020, by (1) exercise of outstanding Stock Options; or (2) delivery of RSUs or PSUs.

(c)	The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of January 31, 2020.

(d)

Based on a Schedule 13G filed by BlackRock, Inc. on February 7, 2020 with the SEC reporting beneficial ownership of Dow common stock as of December 31, 2019. BlackRock, Inc. has sole voting power over 39,322,675 shares of Dow common stock and sole dispositive power over 46,548,062 shares of Dow common stock. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055.

(e)

Based on a Schedule 13G filed by The Vanguard Group on February 11, 2020 with the SEC reporting beneficial ownership of Dow common stock as of December 31, 2019. The Vanguard Group has sole voting power over 1,102,689 shares of Dow common stock, shared voting power over 204,395 shares of Dow common stock, sole dispositive power over 59,239,670 shares of Dow common stock and shared dispositive power over 60,482,569 shares of Dow common stock. The Vanguard Group’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(f)

Based on a Schedule 13G filed by Capital International Investors, a division of Capital Research and Management Company, on February 14, 2020 with the SEC reporting beneficial ownership of Dow common stock as of December 31, 2019. Capital International Investors has sole voting power over 37,552,075 shares of Dow common stock and sole dispositive power over 37,601,579 shares of Dow common stock. Capital International Investors’ address is 11100 Santa Monica Boulevard, 16th Floor, Los Angeles, California 90025.

20

2020 PROXY STATEMENT	21

Defined Terms

Capitalized terms, not otherwise defined in this Proxy Statement, have the meaning ascribed below:

2020 Meeting	2020 Annual Meeting of Stockholders of Dow Inc.

Board	Board of Directors of Dow Inc.

CD&A	Compensation Discussion & Analysis

CEO	Chief Executive Officer

CFO	Chief Financial Officer

Committee	In the CD&A section, Compensation and Leadership Development Committee

Company	Dow Inc. and its subsidiaries

Dow	Dow Inc. and its subsidiaries

EBIT	Earnings before interest and taxes

LTI	Long-term incentive

Mercer	Dow’s independent compensation consultant

NEO	Named Executive Officer

NYSE	New York Stock Exchange

Operating EBIT	Earnings (i.e., “income (loss) from continuing operations before income taxes”) before interest, excluding the impact of significant items; 2019 is on a pro forma basis

Operating ROC	Net operating profit after tax (excluding significant items) divided by total average capital; 2019 is on a pro forma basis

Pro Forma Operating EBITDA	Earnings (i.e., “income (loss) from continuing operations before taxes”) before interest, depreciation and amortization, plus pro forma adjustments, excluding the impact of significant items

PSU	Performance share unit

Relative TSR	Percentile ranking against the S&P 500 Index peer group of stock price appreciation plus dividends paid

ROC	Return on capital

RSU	Restricted stock unit

SEC	U.S. Securities and Exchange Commission

TDCC	The Dow Chemical Company

TSR	Total shareholder return

22

About Dow

Dow combines global breadth, asset integration and scale, focused innovation and leading business positions to achieve profitable growth. The Company’s ambition is to become the most innovative, customer centric, inclusive and sustainable materials science company. Dow’s portfolio of plastics, industrial intermediates, coatings and silicones businesses delivers a broad range of differentiated science-based products and solutions for its customers in high-growth market segments, such as packaging, infrastructure and consumer care. Dow operates 109 manufacturing sites in 31 countries and employs approximately 36,500 people. Dow delivered sales of approximately $43 billion in 2019, and, for the first time in its 120-year history, was added to the Dow Jones Industrial Average. References to Dow or the Company mean Dow Inc. and its subsidiaries.

The Separation

On April 1, 2019, DowDuPont Inc. (“DowDuPont” and effective June 3, 2019, n/k/a DuPont de Nemours, Inc. or “DuPont”) completed the separation of its materials science business and Dow Inc. became the direct parent company of TDCC, owning all of the outstanding common shares of TDCC (the “Separation”). Dow Inc. is now an independent, publicly traded company and Dow Inc. common stock is listed on the New York Stock Exchange under the symbol “DOW.” Dow Inc. common stock began regular-way trading on April 2, 2019.

The Separation was contemplated by the merger of equals transaction effective August 31, 2017, under the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017. TDCC and E. I. du Pont de Nemours and Company (“Historical DuPont”) each merged with subsidiaries of DowDuPont and, as a result, TDCC and Historical DuPont became subsidiaries of DowDuPont (the “Merger”). Subsequent to the Merger, TDCC and Historical DuPont engaged in a series of internal reorganization and realignment steps to realign their businesses into three subgroups: agriculture, materials science and specialty products. Dow Inc. was formed as a wholly owned subsidiary of DowDuPont to serve as the holding company for the materials science business.

In connection with the Separation, Dow Inc. entered into certain agreements with DuPont and or Corteva, Inc. (“Corteva”) to effect the Separation and provide a framework for Dow’s relationship with DuPont and Corteva following the Separation. For more information, see the section titled “Agreements with Dow, DuPont and Corteva” in the Appendix.

DowDuPont equity awards outstanding at the distribution were adjusted at the time of the Separation, and then again at the time of the separation of Corteva from DowDuPont. For more information, see the section titled “Treatment of Equity Awards Outstanding at the Time of Separation” in the Appendix.

2020 PROXY STATEMENT	23

                     2019 Company Highlights

™	RENUVA is a trademark of The Dow Chemical Company or an affiliated company. All other trademarks on this page are the property of their respective owners.

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Named Executive Officers

This CD&A discusses the compensation of the following NEOs:

NEO	Title

Jim Fitterling	Chief Executive Officer

Howard Ungerleider	President and Chief Financial Officer

Peter Holicki	Senior Vice President, Operations - Manufacturing & Engineering and Environment, Health and Safety Operations

A. N. Sreeram	Senior Vice President, Research and Development and Chief Technology Officer

Amy E. Wilson	General Counsel and Corporate Secretary

Objectives of Dow’s Executive Compensation Program

The objectives of Dow’s compensation program are set by the Compensation and Leadership Development Committee (“Committee”). The following table describes the primary objectives of Dow’s executive compensation program and how each is achieved:

Executive Compensation Governance Practices

Compensation of the executive officers of Dow, including that of the NEOs, is overseen by the Committee (or, in the case of the CEO, by the Committee and the independent members of the Board) with the support of Mercer. The Board and the Committee are assisted in performance of their oversight duties by the independent compensation consultant and management. The Committee regularly reviews best practices in governance and executive compensation to ensure that the compensation programs align with Dow’s core principles.

2020 PROXY STATEMENT	25

The following summarizes key governance characteristics related to the executive compensation programs in which the NEOs participate:

Key Executive Compensation Practices

✓ Active stockholder engagement

✓ Strong pay for performance links between executive compensation outcomes, individual performance and Company financial and market performance

✓ Compensation program structure designed to discourage excessive risk taking

✓ Significant focus on performance-based pay

✓ Each component of target pay benchmarked to median of either the Peer Group or of the general market, as applicable

✓ Carefully structured Peer Group with regular Compensation and Leadership Development Committee review

✓ Stock ownership requirements of six times base salary for the CEO and four times base salary for the other NEOs

✓ 100% independent Compensation and Leadership Development Committee

✓ Clawback policy

✓ Anti-hedging/Anti-pledging policies applicable to Directors and executive officers

✓ Independent compensation consultant reporting to the Compensation and Leadership Development Committee

✓ No change-in-control agreements

✓ No excise tax gross-ups

✓ Modest perquisites

✓ Stock incentive plans prohibit option repricing, reloads, exchanges or options granted below market value without stockholder approval

✓ Regular review of the Compensation and Leadership Development Committee charter to ensure best practices and priorities

Stockholder Engagement

Throughout the year, the Board and members of the management team continued extensive outreach to stockholders, engaging with investors who collectively held over 50% of outstanding shares of common stock of the Company. Through this outreach, the management team updated investors on a range of topics, including the Separation, the overall business strategy, current business conditions, corporate citizenship and sustainability, corporate governance practices and executive compensation, as well as gained an understanding of the perspectives and concerns of each investor. The Board and management team carefully considers the feedback from these meetings when reviewing the business, corporate governance and executive compensation profiles.

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Components of Executive Compensation and Benefits

Executives receive a mix of fixed and variable components of compensation that are aligned with the compensation philosophy as highlighted in the chart below:

2019 NEO Targeted Total Direct Compensation Summary

In addition to and separate from the Summary Compensation Table, the following table is provided to aid with understanding the annual compensation of the NEOs. The following table lists the targeted total direct compensation for each NEO for the full calendar year ending December 31, 2019:

Name	2019 Base Salary ($)	2019 Target Annual Incentive	2019 Target Annual Incentive ($)	2019 LTI ($)	Targeted Total Direct Compensation ($)

Jim Fitterling	1,450,008	150%	2,175,012	10,500,000	14,125,020

Howard Ungerleider	1,143,564	120%	1,372,277	4,150,000	6,665,841

Peter Holicki	680,796	90%	612,716	1,950,000	3,243,512

A. N. Sreeram	811,188	95%	770,629	2,600,000	4,181,817

Amy E. Wilson	609,012	100%	609,012	2,250,000	3,468,024

2020 PROXY STATEMENT	27

Pay Mix

Executive compensation is linked strongly to the financial and operational performance of the business. On average, approximately 79% of the CEO’s target annual total compensation is at risk and approximately 68% of the other NEOs’ compensation, on average, is at risk.

NEO incentive compensation is based on clearly disclosed and measurable goals linked to Company performance. The Dow compensation program is targeted to deliver compensation at approximately the median of the Peer Group. Factors such as executive tenure, experience and stockholder value-enhancing achievement of measurable goals can attribute to an individual NEO’s compensation that falls above or below the median.

2019 Compensation Decisions

The following information relates to Dow’s 2019 compensation program as applicable to the NEOs.

Base Salary

Base salary is a fixed portion of compensation based primarily on an individual’s skills, job responsibilities and experience, as well as more subjective factors such as the assessment of individual performance by the Committee. Base salaries for executives are benchmarked against similar jobs at other companies and are targeted at the median of the Peer Group, after adjusting for each company’s revenue size.

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2019 Base Salary Decisions

The table below shows the annual base salaries for the NEOs as of December 31, 2018 and their respective increases for the year 2019. This information may be different from the base salary provided in the Summary Compensation Table, which reflects actual base pay received for 2019. Salary adjustments of 3% were consistent with the salary adjustments provided to Dow’s salaried employee population. Mr. Fitterling received an additional adjustment based upon the Committee’s review of base salaries for CEOs and acknowledgement of Mr. Fitterling’s first full year as CEO. Mr. Holicki and Ms. Wilson received an additional adjustment based upon the Committee’s review of base salaries for comparable positions within the Peer Group.

Name	2018 Base Salary ($)	2019 Base Salary ($)	Percent change in Base Salary

Jim Fitterling	1,185,717	1,450,008	22%

Howard Ungerleider	1,110,261	1,143,564	3%

Peter Holicki	630,365	680,796	8%

A. N. Sreeram	787,551	811,188	3%

Amy E. Wilson	580,008	609,012	5%

Annual Performance Award

Meeting or exceeding annual business and financial goals is important to executing long-term business strategy and delivering long-term value to stockholders. The Performance Award is an annual cash incentive program that Dow uses to reward employees for achieving a critical annual Company goal measured by Operating EBIT. Dow links the Performance Award to this metric because it (1) reflects operating strength, efficiency and profitability, and (2) balances revenue growth with margin expansion. Actual award payouts are determined following the completion of the plan year by measuring the performance against each award component.

2019 Performance Award Design and Metrics

As depicted below, the amount earned under the 2019 Performance Award is equal to a participant’s target award times Operating EBIT, and adjusted by the individual performance factor assessment, which includes safety performance. The payout based on the results of the formula can range from 0% to 200% of target. Even when including the impact of the individual performance factor, the 2019 Performance Award is capped at a maximum payout of 200%.

The metric used in the 2019 Performance Award is a non-GAAP measure and is defined as follows:

•	Operating EBIT: earnings (i.e., “income from continuing operations before income taxes”) before interest, excluding the impact of significant items, 2019 is on a pro forma basis.

The 2019 Performance Award target goals and results of the Company component are shown below:

Metric	Threshold ($MM) (50%)	Target ($MM) (100%)	Maximum ($MM) (200%)	Weight	2019 Actual ($MM)	Metric Payout	Total Payout

Operating EBIT	5,360	6,700	8,040	100%	4,352	0%	0%

As detailed in the table above, the results related to the Company component were below the threshold of the Operating EBIT targets set by the Committee for the 2019 Performance Award. As a result of our strong emphasis on pay for performance, below target performance resulted in none of the NEOs receiving an annual award payout.

2020 PROXY STATEMENT	29

Long-Term Incentive Compensation

Each year the Company grants equity-based LTI awards to leaders and other key employees who demonstrate high performance. Dow chooses this component of compensation to motivate and reward employees for long-term stockholder value creation and the attainment of Company performance goals, retain top talent and create an ownership alignment with stockholders. As with Dow’s approach for all elements of compensation, LTI grant levels are targeted at the median of the Peer Group for comparable positions. Company performance and stock price determine the actual payout of LTI grants.

2019 LTI Award Decisions

In April 2019, the Committee approved the LTI grant for each NEO as shown in the Summary Compensation Table based upon the Peer Group median LTI values and reflective of the mix of equity vehicles described in the table below. The Committee also approved the 2019-2021 Performance Share Program design and metrics.

LTI Vehicle	2019 LTI Award Mix	Vesting Terms and Other Conditions

PSUs	65%

PSUs can be earned at between 0% and 200% of the target award opportunity after a three year performance period based the following metrics:

•   Operating ROC

•   Relative TSR

Accumulated dividend equivalents are paid only on earned shares after the three-year performance period has ended.

Stock Options	20%	The exercise price equals the closing price on the grant date. Options generally vest, pro rata, in one to three year periods and expire after ten years.

RSUs	15%	RSUs vest after three years. During the vesting period, holders of outstanding RSU grants receive quarterly payments equal to the dividend paid on the equivalent shares of Dow common stock.

Performance Share Program

The 2019-2021 Performance Share Program is based on Operating ROC as the key metric and Relative TSR as a modifier. See the graphics below for the overall design and target, max and threshold values:

	Operating ROC		Relative TSR
	Goal	Payout	Goal	Payout

Max	14.8%	200%	> 75th Pctl.	125%

Target	12.3%	100%	25th ≤ Target ≤ 75th	100%

Threshold	9.8%	35%	< 25th Pctl.	75%

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Operating Return on Capital (ROC)

Operating ROC measures how effectively a company has utilized the money invested in its operations and is calculated as net operating profit after tax (excluding significant items) divided by total average capital. Net operating profit after tax (excluding significant items) is a net income measure the Company uses in presentations to investors that excludes net income attributable to noncontrolling interests, and interest expense, exclusive of the significant items identified in the Appendix, and as presented in the reconciliations available on the Company’s website at www.dow.com/investors.

The target goal represents the expected level of Operating ROC over the three-year performance period while the threshold goal represents the minimum level of performance that would warrant any payout and the maximum goal represents stretch performance that would warrant a maximum payout.

Relative Total Shareholder Return (TSR)

TSR is defined as stock price appreciation plus dividends paid. The peer group used for Relative TSR is the S&P 500 Index, as the Committee believes this represents the broadest and most reliable measurement to assess TSR. For Dow and each company in this peer group, a beginning price using a thirty trading day averaging period at the beginning of the performance period and an ending price using a thirty trading day averaging period at the end of the performance period are calculated and used to create a percentile ranking to develop a relative performance metric for purposes of compensation.

Relative TSR is utilized as a modifier with a 75% factor for performance in the bottom quartile and a 125% factor for performance in the top quartile. The max payout is capped at 200%, even when considering the Relative TSR modifier.

DowDuPont Synergy and Speed to Spin Incentives

In December 2017 following the Merger, DowDuPont awarded grants of PSUs (the “Synergy Grants”) to certain senior management, including Messrs. Fitterling, Ungerleider, Holicki and Sreeram, as well as cash-based performance awards to other leaders, including Ms. Wilson, (the “Incentive Awards”) to incentivize:

•	Targeted cost synergies of $3 billion on a run-rate basis (DowDuPont performed above target and delivered run-rate cost synergies of $3.6 billion); and

•	Timely completion of the distributions of Dow and Corteva.

The parameters of the DowDuPont Synergy Grants and Incentive Awards and final results are outlined below. The Synergy Grants do not reflect a determination by Dow Inc. or the Committee, but rather the determination of the DowDuPont Compensation Committee following the Merger and prior to the Separation.

		Business Performance and Payout Ranges(a)(b)
Metric	Weighting	Threshold ($) (Synergy: 50% Payout Spin: 25% Payout)	Target ($) (100% Payout)	Maximum ($) (200% Payout)	Actual		Payout

Synergy Capture	66%	2.94 billion	3.0 billion	3.45 billion	>$	3.45 billion	200%

Dow Spin	17%	22 months	19 months	16 months		19 Months	100%

Corteva Spin	17%	24 months	21 months	18 months		21 Months	100%

						Total	166%

(a)	Payouts were interpolated on a linear basis for performance between, respectively, threshold and target performance and target and maximum performance.

(b)	All dates measured from August 31, 2017, the closing date of the Merger.

2020 PROXY STATEMENT	31

Benefits and Perquisites

Benefits

Dow provides benefits (including retirement benefits) to eligible employees, including the eligible NEOs, through a combination of qualified and non-qualified plans such as the following:

•	Defined-Benefit Retirement Plans (if applicable)

•	Supplemental Retirement Plans

•	Pension Plans

•	Savings Plans

•	Supplemental Savings Plans

The NEOs are entitled to participate in the same plans as most other salaried employees. In addition, because highly compensated employees are subject to U.S. tax limitations on contributions to some retirement plans, Dow created non-qualified retirement programs intended to provide these employees with the same benefits they would have received under the qualified plans without the tax limits. The NEOs are eligible to participate in the same non-qualified retirement plans as all other highly compensated salaried employees.

Perquisites

Dow offers perquisites that the Committee believes are reasonable yet competitive in attracting and retaining the executive team.

The Committee, with input from Mercer, regularly reviews the perquisites provided to the respective NEOs as part of its overall review of executive compensation. The following outlines the modest perquisites that may be provided to executives:

•	Financial and Tax Planning Support

•	Executive Physical Examination and Related Travel Expenses

•	Executive Excess Umbrella Liability Insurance

•	Home Security Alarm System

•

Personal Travel on Corporate Aircraft and Related Travel Expenses for CEO, who is required by the Board for security and immediate availability reasons to use corporate aircraft for business and personal travel, and for other NEOs as may be approved under limited circumstances.

For information regarding the perquisites that the NEOs received for the fiscal year ended December 31, 2019, see the column titled “All Other Compensation” of the Summary Compensation Table and the accompanying narrative.

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The Committee, with the support of Mercer and management, develops and executes the executive compensation program. The Committee is responsible for recommending compensation for the CEO for approval by the independent Directors and for approving the compensation of all of the other NEOs and executive officers. The Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with Dow’s compensation philosophy and with expected performance.

The Committee reviews the following factors, among others, to determine executive and non-employee Director compensation:

•	Competitive analysis: Median levels of compensation for similar jobs and job levels in the market, taking into account revenue relative to the Peer Group

•	Company performance: Measured against financial metrics and operational targets approved by the Committee, along with Relative TSR against the S&P 500

•	Market landscape: Business climate, economic conditions and other factors

•	Individual roles: Each executive’s experience, knowledge, skills and personal contributions

Role of Company Management

The CEO makes recommendations to the Committee regarding compensation for senior executives after reviewing Dow’s overall performance, each executive’s personal contributions and relevant compensation market data from the Peer Group for similar jobs and job levels.

Role of the Compensation and Leadership Development Committee

The Committee is responsible for establishing Dow’s executive compensation philosophy. The Committee is responsible for approving compensation for the NEOs and executive officers, and has broad discretion when setting compensation types and amounts. As part of the review, management and the Committee also review summary total compensation scenarios for the NEOs. Additionally, the Committee annually reviews the corporate goals and objectives relevant to the compensation of the CEO. The Committee evaluates the CEO’s performance against the CEO’s objectives and makes recommendations to the independent Directors regarding compensation levels based on that evaluation. The Committee considers compensation market data from the Peer Group when setting compensation types and amounts for the CEO.

Role of Independent Board Members

The independent members of the Board are responsible for assessing the performance of the CEO. They also aid in approving the compensation types and amounts for the CEO.

Role of the Independent Compensation Consultant

The Committee retained Mercer for executive compensation matters.

Mercer’s responsibilities include:

•	Advising the Committee on trends and issues in executive compensation

•	Reviewing and advising the group of companies in the Peer Group

•	Consulting on the competitiveness of the compensation structure and levels of Dow’s executive officers and non-employee Directors

•	Providing advice and recommendations related to the compensation and design of Dow’s compensation programs

•	Reviewing and advising on all materials provided to the Committee for discussion and approval

•	Participating in Committee meetings as requested and communicating with the Chair of the Committee between meetings

2020 PROXY STATEMENT	33

Mercer has safeguards and procedures in place to maintain independence in its executive compensation consulting practice, and the Committee determines whether the compensation consultant’s work has raised any conflicts of interest. These safeguards include a rigidly enforced code of conduct, a policy against investing in client organizations and separation between Mercer’s executive compensation consulting and their other administrative and consulting business units from a leadership, performance measurement and compensation perspective. In 2019, Mercer and its affiliates provided approximately $2.2 million in human resources consulting services to Dow unrelated to executive and Director compensation consulting services. The decision to engage Mercer to provide these services was made by management and was reported to the Committee. In 2019, Mercer’s aggregate fees for executive and Director compensation consulting services were $267,587. The Committee has considered factors relevant to Mercer’s independence from management under SEC rules and has determined that Mercer is independent from management.

Peer Group and Benchmarking

Dow competes with a wide variety of both industry and non-industry specific companies for executive talent and investor assets. In order to ensure the executive pay program is competitive and has a strong link to stock price performance, Dow maintains an executive compensation peer group for market comparisons, benchmarking and setting executive and non-employee director compensation (the “Peer Group”). Market compensation data for the selected Peer Group is gathered through compensation surveys conducted by Mercer. Dow targets the median of the Peer Group for all compensation elements in order to attract, motivate, and retain top level executive talent. Annual performance award targets and LTI grants reflect market median values while actual payouts are dependent on Company and individual performance.

Below is Dow’s Peer Group selected for 2019 and a chart that provides a comparison of revenue.

(a) Reflects last twelve months as of December 31, 2019. Source: S&P Capital IQ

The Peer Group is periodically evaluated by the Committee, with support of management and Mercer, in consideration of a range of factors, including, but not limited to, industry, size, market capitalization and other factors, and then updated periodically to ensure the companies in the group remain relevant. The 2020 Peer Group has already been reviewed and approved, which includes the 2019 Peer Group, plus Linde PLC and LyondellBasell Industries NV.

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Stock Ownership Guidelines

The Committee believes that Dow’s executives will more effectively align with stockholders’ long-term interests if they hold a minimum number of shares of Dow common stock. Shares used to determine whether the guidelines are met include those held personally or beneficially owned, and RSUs subject solely to service-based vesting. Unvested PSUs and Stock Options, whether vested or unvested, do not count towards an executive’s minimum ownership.

Multiple of Salary	2019 Target	2019 Actual

CEO	6X	6X

Other NEOs Average	4X	5X

Executives have five years from the date they become subject to the guidelines to satisfy the ownership requirement. Executives are subject to a retention ratio. If, as of the fifth year, an executive has not met their requirement, he or she is required to hold 75% of the shares (net of taxes) received upon the vesting of RSUs and PSUs and upon the exercise of a Stock Option. Currently each NEO has met the relevant minimum ownership requirement with the exception of Ms. Wilson, who is expected to be compliant within the requisite five-year window.

Speculative Stock Transactions; Anti-Hedging and Anti-Pledging Policy

It is against Dow policy for Directors and executive officers to engage in derivative or speculative transactions in Dow securities. As such, it is against Dow policy for Directors and executive officers to trade in puts or calls in Dow securities, or sell Dow securities short. In addition, it is against Dow policy for Directors and executive officers to pledge Dow securities, or hold Dow securities in margin accounts.

Executive Compensation Recovery (Clawback) Policy

As part of its overall corporate governance structure, Dow maintains an executive compensation recovery policy for its executive officers. This policy allows Dow to recover incentive income if an executive officer either knowingly engaged in or was grossly negligent in the event of circumstances that resulted in a financial restatement or other material non-compliance. Under the policy, Dow may recover incentive income based on achievement of quantitative performance targets if an executive officer engaged in grossly negligent conduct or intentional misconduct that resulted in a financial restatement or in any increase in his or her incentive income. Incentive income includes income related to annual bonuses and LTI.

Compensation and Risk Management

The Committee periodically reviews Dow’s compensation policies and practices to determine whether the incentive compensation programs create risks that are reasonably likely to have a material adverse effect on Dow. The evaluation covers a wide range of practices and policies including: the balanced mix between pay elements, the balanced mix between short and long-term programs, caps on incentive payouts, governance processes in place to establish, review and approve goals, use of multiple performance measures, discretion on individual awards, use of stock ownership guidelines, provisions in severance/change in control policies, use of a compensation recovery policy, and Committee oversight of compensation programs.

2020 PROXY STATEMENT	35

Summary Compensation Table

The following table summarizes the compensation of the Company’s CEO, CFO, and the three other most highly compensated executive officers for the fiscal year ended December 31, 2019:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation (c)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)	Total Without Change in Pension

Jim Fitterling Chief Executive Officer	2019 2018	1,369,348 1,178,116	- -	8,734,840 -	2,100,012 4,750,008	- 1,458,432	3,402,151 893,865	272,288 190,917	15,878,639 8,471,338	12,476,488 7,577,473

Howard Ungerleider President and Chief Financial Officer	2019 2018	1,088,906 1,103,144	- -	3,453,059 5,000,007	830,001 4,150,005	- 1,310,996	769,594 330,919	87,704 99,625	6,229,264 11,994,697	5,459,670 11,663,778

Peter Holicki SVP Operations - Manufacturing & Engineering and EHS	2019 2018	642,489 627,305	- -	1,622,662 -	390,072 1,700,136	- 465,209	1,446,566 258,940	55,264 17,721	4,157,053 3,069,312	2,710,487 2,810,372

A. N. Sreeram SVP R&D and Chief Technology Officer	2019 2018	772,959 782,503	- -	3,163,251 -	520,069 2,600,063	- 705,528	587,785 318,358	65,418 69,984	5,109,483 4,476,435	4,521,698 4,158,077

Amy E. Wilson General Counsel and Secretary	2019 2018	577,780 417,733	- -	1,872,081 195,432	450,077 2,055,178	- 523,167	1,287,925 566,127	343,902 29,089	4,531,765 3,786,726	3,243,840 3,220,599

Totals in the above table might not equal the summation of the columns due to rounding amounts to the nearest dollar.

Note: In order to show the effect that the year-over-year change in pension value had on total compensation as determined under applicable SEC rules, an additional column is included to show total compensation minus the change in pension value. The amounts reported in the Total Without Change in Pension column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. Total without Change in Pension represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension and Non-Qualified Deferred Compensation Earnings column. The changes in pension value result from many external variables, such as shifting interest rates, that are not related to Company performance. Therefore, Dow does not believe a year-over-year change in pension value is helpful in evaluating compensation for comparative purposes.

(a)

Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. If valued assuming a maximum payout on the Performance Share Program, the value of the awards would be: Fitterling $14,318,994; Ungerleider $5,660,114; Holicki $2,660,196; Sreeram $3,545,776; Wilson $3,069,014. A discussion of the assumptions used in calculating these values can be found in Note 22 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(b)

Dow’s valuation for financial accounting purposes uses the widely accepted Black-Scholes option valuation model and is otherwise computed in accordance with FASB ASC Topic 718. The option value calculated for the NEOs’ grants on April 11, 2019 was $7.99 with exercise price of $54.89 based on the closing share price of Dow Inc. stock on the grant date. A discussion of the assumptions used in calculating these values can be found in Note 22 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(c)

Individual results for Non-Equity Incentive Plan Compensation are detailed in the section titled “2019 Compensation Decisions—Annual Performance Award” of the CD&A and reflect amounts paid in 2020 under Dow’s annual Performance Award program for performance achieved in 2019.

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(d)

Reflects the aggregate change in the actuarial present value of accumulated pension benefits at age 65 using the actuarial assumptions included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The amounts recorded in this column vary with a number of factors, including the discount rate applied to determine the value of future payment streams. An analysis of the Change in Pension Value for 2019 is shown in the table below. As a result of a decrease in prevailing interest rates in the credit markets in 2019, the discount rate used pursuant to pension accounting rules to calculate the present value of future payments decreased from 4.41% for fiscal year 2018 to 3.44% for fiscal year 2019. The decrease in pension value resulting from the change in interest rates does not result in any decrease to the underlying benefits payable to participants under the plan.

Change in Pension Value for 2019

Name	Change in Discount Rate ($)	Change in Deferral Period, Benefits, and Other ($)	Total Change ($)

Jim Fitterling	719,741	2,682,371	3,402,112

Howard Ungerleider	289,781	479,813	769,594

Peter Holicki	1,172,604	273,962	1,446,566

A. N. Sreeram	216,265	371,520	587,785

Amy E. Wilson	348,700	939,225	1,287,925

(e)

“All Other Compensation” includes perquisites, other personal benefits and the company contributions to both qualified and non-qualified defined company contribution plans. Perquisites and personal benefits include: personal use of aircraft (as required by the company for security and immediate availability reasons) and related travel expenses, certain tax reimbursements to the NEOs, financial and tax planning support, home security, executive physical examinations and related travel expenses, personal excess liability insurance premiums, limited use of assistant for personal matters, access to secured parking at the corporate headquarters, and receipt of items at Dow-sponsored customer events. Personal use of aircraft includes use of corporate aircraft for travel to certain outside board meetings and to company sponsored executive physicals. The incremental cost to Dow of personal use of Dow aircraft is calculated based on published industry rates by Conklin & de Decker Associates, Inc. for the variable operating costs to Dow including fuel, landing, catering, handling, aircraft maintenance and pilot travel costs. Fixed costs, which do not change based upon usage, such as pilot salaries or depreciation of the aircraft or maintenance costs not related to personal travel, are excluded. The Dow NEOs also are provided a tax reimbursement for taxes incurred when a spouse travels for business purposes as it is sometimes necessary for spouses to accompany NEOs to business functions. These taxes are incurred because of the Internal Revenue Service’s rules governing business travel by spouses and Dow reimburses the associated taxes. No NEO is provided a tax reimbursement for personal use of aircraft. Tax reimbursements may be provided to NEOs for certain company provided or reimbursed relocation expenses, if applicable.

The following are additional details associated with other compensation items for 2019:

I.

Mr. Fitterling: Personal use of company aircraft as required by company policy for security and immediate availability purposes ($177,606), Company contributions to savings plans ($54,118), and financial and tax planning ($35,572)

II.	Mr. Ungerleider: Company contributions to savings plans ($51,348) and financial and tax planning ($33,308)

III.	Mr. Holicki: Financial and tax planning ($36,890)

IV.	Mr. Sreeram: Personal use of company aircraft for non-Dow board travel and executive health physical ($35,345) and Company contributions to savings plans ($20,757)

V.	Ms. Wilson: Synergy and Speed to Spin cash-based performance award ($293,820) and Company contributions to savings plans ($26,029)

2020 PROXY STATEMENT	37

Grants of Plan-Based Awards

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table:

Name	Grant Date	Date of Action by the Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of Securities Underlying Options (#)(d)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(e)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jim Fitterling	2/13/2019	2/13/2019	-	2,175,012	4,350,024
	4/11/2019	4/11/2019				-	124,340	248,680				7,159,497
	4/11/2019	4/11/2019							28,700			1,575,343
	4/11/2019	4/11/2019								262,830	54.89	2,100,012

Howard Ungerleider	2/13/2019	2/13/2019	-	1,372,277	2,744,554
	4/11/2019	4/11/2019				-	49,150	98,300				2,830,057
	4/11/2019	4/11/2019							11,350			623,002
	4/11/2019	4/11/2019								103,880	54.89	830,001

Peter Holicki	2/13/2019	2/13/2019	-	612,716	1,225,432
	4/11/2019	4/11/2019				-	23,100	46,200				1,330,098
	4/11/2019	4/11/2019							5,330			292,564
	4/11/2019	4/11/2019								48,820	54.89	390,072

A. N. Sreeram	2/13/2019	2/13/2019	-	770,629	1,541,258
	2/13/2019	2/13/2019							18,820			1,000,095
	4/11/2019	4/11/2019				-	30,790	61,580				1,772,888
	4/11/2019	4/11/2019							7,110			390,268
	4/11/2019	4/11/2019								65,090	54.89	520,069

Amy E. Wilson	2/13/2019	2/13/2019	-	609,012	1,218,024
	4/11/2019	4/11/2019				-	26,650	53,300				1,534,507
	4/11/2019	4/11/2019							6,150			337,574
	4/11/2019	4/11/2019								56,330	54.89	450,077

(a)	Performance Award program as described in the section titled “Annual Performance Award” of the CD&A.

(b)	PSUs as described in the section titled “2019 LTI Award Decisions” of the CD&A.

(c)	RSUs as described in the section titled “2019 LTI Award Decisions” of the CD&A.

(d)	Stock Option awards as described in the section titled “2019 LTI Award Decisions” of the CD&A.

(e)

Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes consistent with the values shown in the Summary Compensation Table.

38

Outstanding Equity Awards

The following table lists outstanding equity grants for each NEO as of December 31, 2019, including outstanding equity grants from past years. For a description of the treatment of these awards in connection with the Separation, see the section titled “Treatment of Equity Awards Outstanding at the Time of the Separation” in the Appendix.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)

Jim Fitterling	02/11/2011 02/15/2013 02/14/2014 02/13/2015 02/12/2016 02/10/2017 02/15/2018 04/11/2019	116,590 175,946 94,998 94,395 128,487 64,956 34,138 -	- - - - - 32,480 68,277 262,830	38.87 32.57 47.31 50.07 46.60 61.97 72.77 54.89	02/11/2021 02/15/2023 02/14/2024 02/13/2025 02/12/2026 02/10/2027 02/15/2028 02/11/2029	n/a n/a n/a n/a n/a 66,425 - 28,700	n/a n/a n/a n/a n/a 3,635,440 - 1,570,751	n/a n/a n/a n/a n/a - - 124,340	n/a n/a n/a n/a n/a - - 6,805,128

Howard Ungerleider	02/12/2010 02/11/2011 02/10/2012 02/15/2013 02/14/2014 02/13/2015 02/12/2016 02/10/2017 02/15/2018 03/12/2018 04/11/2019	22,115 18,363 81,373 208,201 94,998 94,395 105,493 56,748 29,826 - -	- - - - - - - 28,377 59,652 - 103,880	28.14 38.87 34.43 32.57 47.31 50.07 46.60 61.97 72.77 - 54.89	02/12/2020 02/11/2021 02/10/2022 02/15/2023 02/14/2024 02/13/2025 02/12/2026 02/10/2027 02/15/2028 - 02/11/2029	n/a n/a n/a n/a n/a n/a n/a 58,027 - 69,197 11,350	n/a n/a n/a n/a n/a n/a n/a 3,175,818 - 3,787,152 621,186	n/a n/a n/a n/a n/a n/a n/a - - - 49,150	n/a n/a n/a n/a n/a n/a n/a - - - 2,689,980

Peter Holicki	02/11/2011 02/10/2012 02/15/2013 02/14/2014 02/13/2015 02/12/2016 02/10/2017 02/15/2018 04/11/2019	13,920 21,187 29,915 28,078 38,267 40,578 23,246 12,218 -	- - - - - - 11,625 24,438 48,820	38.87 34.43 32.57 47.31 50.07 46.60 61.97 72.77 54.89	02/11/2021 02/10/2022 02/15/2023 02/14/2024 02/13/2025 02/12/2026 02/10/2027 02/15/2028 02/11/2029	n/a n/a n/a n/a n/a n/a 23,784 - 5,330	n/a n/a n/a n/a n/a n/a 1,301,698 - 291,711	n/a n/a n/a n/a n/a n/a - - 23,100	n/a n/a n/a n/a n/a n/a - - 1,264,263

A. N. Sreeram	02/13/2015 02/12/2016 02/10/2017 02/15/2018 02/13/2019 04/11/2019	15,311 33,510 35,554 18,686 - -	- - 17,779 37,374 - 65,090	50.70 46.60 61.97 72.77 - 54.89	02/13/2025 02/12/2026 02/10/2027 02/15/2028 - 02/11/2029	n/a n/a 36,372 - 18,581 7,110	n/a n/a 1,990,640 - 1,016,938 389,130	n/a n/a - - - 30,790	n/a n/a - - - 1,685,137

Amy E. Wilson	02/13/2015 02/12/2016 02/10/2017 02/15/2018 10/10/2018 04/11/2019	5,874 6,229 3,144 1,402 47,416 -	- - 1,575 2,804 94,834 56,330	50.07 46.60 61.97 72.77 60.08 54.89	02/13/2025 02/12/2026 02/10/2027 02/15/2028 10/10/2028 02/11/2029	n/a n/a 3,229 907 - 6,150	n/a n/a 176,723 49,640 - 336,590	n/a n/a - - - 26,650	n/a n/a - - - 1,458,555

(a)

Stock Option awards vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table. Stock Options with a grant date of February 15, 2018 reflect the Dow portion of the award following the conversion upon Separation. As of February 15, 2018, awards for an equal number of DuPont and Corteva Stock Options are also outstanding as a result of the Separation.

(b)	RSUs generally vest and are delivered three years after the grant date.

(c)	Market values based on the December 31, 2019 closing stock price of $54.73 per share of Dow Inc. common stock.

(d)

PSUs granted April 11, 2019 will vest and be delivered in February 2022, after the performance period. These shares are shown at the target level of performance. The actual number of shares to be delivered will be determined at the end of the three-year performance period.

2020 PROXY STATEMENT	39

Option Exercises and Stock Vested

The following table summarizes the value received by the NEOs from Stock Options exercised and stock grants vested during 2019:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a) (b)	Value Realized on Vesting ($)

Jim Fitterling	-	-	103,855	5,467,754

Howard Ungerleider	2,753	121,585	89,458	4,664,529

Peter Holicki	12,341	295,937	41,003	2,069,915

A. N. Sreeram	-	-	39,289	2,083,134

Amy E. Wilson	-	-	3,901	217,576

(a)

Reflects settlement of shares from a Performance Share award granted in 2016, even if elected to receive as cash, and release of shares upon vesting of deferred stock granted in 2016 that was converted to RSUs at Merger.

(b)	For Messrs. Fitterling, Ungerleider, Sreeram and Holicki, this reflects settlement of shares from the Synergy Grants, even if elected to receive as cash.

2019 Stock Incentive Plan

Immediately prior to the Separation, Dow adopted the 2019 Stock Incentive Plan (the “Incentive Plan”). The following summary of the material terms of the Incentive Plan is qualified in its entirety by reference to the terms of the Incentive Plan, the form of which is attached as Exhibit 4.1 to the Form S-8 filed by Dow Inc. with the SEC on April 2, 2019.

The Incentive Plan became effective as of the distribution date and authorizes Dow to grant equity-based incentive awards to its and its subsidiaries’ eligible employees, non-employee directors, consultants, advisors and other individuals following the distribution. In addition, the Incentive Plan is used to settle outstanding DowDuPont equity awards that were converted into awards that are denominated in Dow common stock following the distribution pursuant to the employee matters agreement, which are referred to in this section as “Legacy Awards.” These Legacy Awards otherwise generally remain in effect pursuant to their existing terms and the terms of the plan under which they were originally granted. For more information, see the section titled “Treatment of Equity Awards Outstanding at the Time of the Separation” in the Appendix.

The following limitations apply under the Incentive Plan:

•	A maximum number of 75,000,000 shares of Dow common stock underlying Legacy Awards and new awards that may be granted.

•	For participants other than non-employee directors, no one participant may be granted in any one fiscal year awards that, in the aggregate, comprise more than 3,000,000 shares of Dow common stock.

•

For participants who are non-employee directors, the maximum aggregate number of shares of Dow common stock subject to awards granted in one fiscal year is 15,000 shares; however, in the first fiscal year in which a non-employee director joins the Board or is first designated as Chairman or Lead Director of the Board, the maximum aggregate number of shares is 30,000.

The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement, or in the event Dow undergoes a reorganization or other corporate transaction. If an award expires or is forfeited (including, for this purpose, any Legacy Award), the shares underlying the expired or forfeited award are added back to the share pool and available for future grants. However, shares that are tendered or withheld to cover the exercise price of any award or to satisfy any tax withholding obligation, or that are not issued upon full settlement of a stock-settled stock appreciation right, are not added back to the share pool.

Under the Incentive Plan, Dow may grant Stock Options, stock appreciation rights, restricted stock, RSUs, Performance Awards, PSUs, and other equity-based awards. The Committee has the discretion to establish the vesting conditions

40

applicable to awards, the performance goals applicable to a Performance Award, and to determine the extent to which any performance goals have been achieved. Awards of restricted stock or RSUs are generally subject to minimum vesting requirements set forth in the Incentive Plan, subject to certain limited exceptions.

All of Dow’s employees are eligible for awards under the Incentive Plan. In addition, Dow’s non-employee Directors, consultants, advisors and other individuals are eligible for awards. The Compensation and Leadership Development Committee has broad authority to grant awards to eligible individuals and to otherwise administer the Incentive Plan. The Compensation and Leadership Development Committee is also authorized to delegate certain of its authority to administer the plan and grant awards, subject to applicable legal and regulatory constraints.

No new awards may be issued under the Incentive Plan after the tenth anniversary of the plan’s effective date, or the date the Board terminates the plan, if earlier.

The Board has the authority to amend the Incentive Plan as it deems desirable, and the Compensation and Leadership Development Committee has similar authority to amend award agreements. However, no amendment that requires stockholder approval under applicable law or stock exchange rules (for example, an amendment to increase to the share reserve(s) under the plan) will become effective until such stockholder approval is received. In addition, award agreements may not be amended in a way that would impair the rights of the award recipient without his or her consent, unless the amendment is required or advisable to satisfy any law or regulation, or to meet the requirements of or avoid adverse consequences under any accounting standards.

Equity Compensation Plan Information as of December 31, 2019

Plan Category	(1)	(2)		(3)
	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)		# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))

Equity Compensation Plans Approved by Security Holders	31,373,192	48.20	(a)	58,020,741	(b)

Equity Compensation Plans Not Approved by Security Holders	-	-		-

(a)	Calculation does not include outstanding PSUs or RSUs because exercise price is not applicable.

(b)

The Incentive Plan and Legacy Award sharepools were created on April 1, 2019 with an initial registration of 33,000,000 shares for the Incentive Plan and 42,000,000 shares for the Legacy Awards. Shares available are calculated using the fungible method of counting shares which consumes 2:1 shares for each RSU and PSU awarded and 1 share for each Stock Option. Forfeited or expired awards are added back into the sharepool at the fungible ratios. Excluding the Legacy Award Sharepool, approximately 25,000,000 shares remain for the Company’s Incentive Plan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, following is information about the relationship of the annual total compensation of employees (other than the CEO) and the annual total compensation of the CEO.

For 2019, the annual total compensation for the median employee was $109,556, and the annual total compensation of the CEO, as reported in the Summary Compensation Table was $15,878,639. Based upon the calculation of compensation for both the CEO and the median employee, the ratio of CEO pay to median employee pay for 2019 was approximately 145:1.

The pay ratio presented above is a reasonable estimate. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio may not be comparable to the pay ratio reported by other companies.

2020 PROXY STATEMENT	41

To determine the median annual total compensation for all employees other than the CEO, a median employee was identified from the population of all employees worldwide as of November 30, 2019 utilizing base pay and annual incentive at target—rather than Summary Compensation Table compensation—as the consistently applied compensation measure. The Company calculated annual base pay based on a reasonable estimate of hours worked during 2019 for hourly workers, and upon salary levels for the remaining employees. The Company used a valid statistical sampling methodology to identify employees who the Company expected to be paid within a 0.1% range of the median. The Company selected a representative employee from that group as the median employee for purposes of preparing the ratio of CEO pay to median employee pay.

42

Pension Benefits

The following table lists the pension program participation and actuarial present value of each NEO’s defined benefit pension as of December 31, 2019:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(a)	Payments During Last Fiscal Year

Jim Fitterling	Dow Employees’ Pension Plan	36.0	2,019,360	-

	Dow Executives’ Supplemental Retirement Plan	36.0	4,325,099	-

Howard Ungerleider	Dow Employees’ Pension Plan	29.5	1,242,812	-

	Dow Executives’ Supplemental Retirement Plan	29.5	1,023,529	-

Peter Holicki(b)	Betriebliche Versorgungsregelungen 1993	32.6	8,849,210	-

A. N. Sreeram	Dow Employees’ Pension Plan	13.6	863,384	-

	Dow Executives’ Supplemental Retirement Plan	13.6	852,645	-

Amy E. Wilson	Dow Employees’ Pension Plan	19.2	920,348	-

	Dow Executives’ Supplemental Retirement Plan	19.2	1,721,528	-

(a)

Unless otherwise noted, all present values reflect immediate commencement of pension benefits. The form of payment, discount rate (3.44%) and mortality (RP 2014) are based on assumptions used to determine pension plan obligations.

(b)

Unless otherwise noted, all present values reflect benefits payable at the normal retirement age under each plan. The form of payment, discount rate (1.128%), mortality (Heubeck 2019 G), COLA increase assumption (1.75%) and currency conversion rate (1 EUR = US$ 1.120498) are based on assumptions used to determine pension plan obligations as reflected in Note 21 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Defined-Benefit Retirement Plans

Dow Employees’ Pension Plan

For employees hired before January 1, 2008, Dow provides the Dow Employees’ Pension Plan (the “DEPP”) for its U.S. employees and for employees of some of its wholly owned U.S. subsidiaries. Upon retirement, employees receive an annual pension that is paid in the form of a monthly annuity. The benefit is calculated based on the sum of the employee’s yearly basic and supplemental accruals calculated in the following manner:

•

Basic accruals are calculated based on the employee’s highest consecutive three-year average compensation multiplied by a percentage ranging from 4% to 18% based on the age of the employee in the years earned up to 425%.

•

Supplemental accruals are for compensation in excess of a rolling 36-month average of the social security wage base. Supplemental accruals range from 1% to 4% based on the age of the employee in the years earned up to 120%.

•	The sum of the basic and supplemental accruals is divided by a conversion factor to calculate an immediate monthly benefit.

If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula will be credited with interest. All NEOs except Mr. Holicki participate in the DEPP.

2020 PROXY STATEMENT	43

Betriebliche Versorgungsregelungen 1993 (BVR 1993)

For German employees hired before 2005, Dow provides the Betriebliche Versorgungsregelungen 1993 (“German Pension Plan”). The primary component of the German Pension Plan provides a benefit equal to 0.5% of the employee’s highest average three years’ pensionable pay up to the Social Security Contribution Ceiling (“SSCC”) and 1.5% for the portion above the SSCC multiplied by the number of years of credited pension service. In addition to this primary component, there is a cash balance benefit earned each year. The cash balance contribution each year is equal to 4.8% of pensionable pay.

Pensionable pay is calculated using base pay only. The benefits under the primary component are paid as a monthly annuity with actuarial reductions taken if the employee retires before the retirement age of 65. The cash balance can be elected as either a monthly annuity or a lump sum. Benefits in pay are increased in accordance with pension regulations. Mr. Holicki is the only NEO who participates in the German Pension Plan.

Executives’ Supplemental Retirement Plan

Because the U.S. Internal Revenue Code of 1986, as amended (the “Code”), limits the benefits otherwise provided by the DEPP, the Board adopted the Executives’ Supplemental Retirement Plan (the “ESRP”) to provide employees who participate in the DEPP with non-qualified benefits calculated under the same formulas described above. Some parts of the supplemental benefit may be taken in the form of a lump sum depending upon date of hire and plan participation. All NEOs except Mr. Holicki participate in the ESRP.

Dow Employees’ Savings Plan

The Company provides all U.S. salaried employees the opportunity to participate in a 401(k) plan titled The Dow Chemical Company Employees’ Savings Plan (the “Savings Plan”). In 2019, for salaried employees who contributed 2% of annual salary, Dow provided a matching contribution of 100 percent of the employee’s contribution. For salaried employees who contributed up to an additional 4 percent, Dow provided a 50 percent match. All NEOs except Mr. Holicki participate in the Savings Plan on the same terms as other eligible employees.

Non-Qualified Deferred Compensation

The following table provides information on compensation that participating NEOs elected to defer during 2019:

Name	Executive Contributions in Last Fiscal Year ($)(a)	Company Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (c)

Jim Fitterling	68,467	33,361	435,534	-	2,111,800

Howard Ungerleider	54,445	30,592	38,394	-	216,816

Peter Holicki	-	-	-	-	-

A. N. Sreeram	-	-	-	-	-

Amy E. Wilson	23,111	5,273	4,983	-	41,244

(a)	Executive contributions are included in “Salary” for 2019 in the Summary Compensation Table.

(b)	Company contributions are included in “All Other Compensation” for 2019 in the Summary Compensation Table.

(c)

Executive and Company contributions with respect to Mr. Fitterling of $90,924, Mr. Ungerleider of $85,587 and Ms. Wilson of $8,354 are included in “All Other Compensation” for 2018 in the Summary Compensation Table.

Dow Elective Deferral Plan

Because the Code limits contributions to Savings Plan, the Board adopted the Elective Deferral Plan (the “EDP”) in order to further assist employees in saving for retirement. The EDP allows eligible participants to voluntarily defer the receipt of base salary (maximum deferral of 75 percent) and Performance Award (maximum deferral of 100 percent). Participation is limited to employees whose combined total of base salary and Performance Award at 1X target are expected to exceed the limit set forth in Section 401(a)(17) of the Code.

44

Each participant enrolled in the EDP receives a matching contribution from the Company using the same formula authorized for salaried participants under the Savings Plan for employer matching contributions. The current formula provides for a matching contribution on the first 6% of base salary deferred. For purposes of calculating the match under the EDP, Dow will assume each participant is contributing the maximum allowable amount to the Savings Plan and receiving a match thereon. The assumed match from the Savings Plan will be offset from the matching contribution calculated under the EDP. The NEOs’ balances consist primarily of voluntary deferrals (and related earnings), not contributions made by Dow.

Investment choices include a fund with an interest rate equal to the sum of the 60-month rolling average of ten-year U.S. Treasury Note yield plus the current five-year Dow credit spread, as well as the line-up of funds available under the Savings Plan.

Other Retirement Benefits and Impact at Departure

Except for Ms. Wilson, all of the NEOs are currently retirement eligible. In the event of their retirement, the NEOs are entitled to receive benefits similar to most other salaried U.S. employees, except Mr. Holicki, who is entitled to receive benefits equivalent to other similarly situated German employees. These benefits are described in the table below, together with the impact of various types of separation events on the different compensation elements the NEOs receive.

2020 PROXY STATEMENT	45

Retirement, Death or Disability

The NEOs are entitled to receive benefits and equity award treatment in the event of their retirement, death or disability, similar to most other salaried U.S. employees (and, for Mr. Holicki, equivalent to other similarly situated German employees) as summarized in the table below:

Base Salary	Paid through date of separation on the normal schedule
Annual Incentive	Prorated for the portion of the year worked and paid on the normal schedule
LTI Awards

Age/Service Requirements Met: If an executive meets the age 55 and 10-year service requirement, the executive’s LTI awards will be subject to the following treatment:

•   Stock Options: Vesting and expiration periods remain unchanged, except that grants made in the same year as termination vest pro rata for the number of months worked during the year.

•   RSUs and PSUs: Vesting and delivery dates remain unchanged, except that grants made in the same year as termination vest pro rata for the number of months worked during the year.

Age/Service Requirements Not Met: If an executive does not meet these age and service requirements, other than in the event of a voluntary separation, the executive’s LTI awards will be subject to the following treatment:

•   Stock Options: Vesting and expiration periods remain unchanged, except that grants are prorated for the months worked during the vesting period.

•   RSUs: Grants are prorated for the number of months worked during the vesting period. Vesting and delivery dates remain unchanged.

•   PSUs: Grants are prorated for the number of months worked during the performance period. Vesting periods and delivery dates remain unchanged.

Voluntary Separation: If the executive voluntarily separates before meeting the age and service requirements of a particular grant, such grant is forfeited.

Retirement Plans

Participants have access to the following retirement plan benefits, subject to their respective elections and pursuant to the applicable plan features:

•   Pension benefits

•   Defined contribution 401(k) plans

•   Non-qualified deferred compensation programs

Other Benefits	Eligible for retiree medical and life insurance coverage, subject to their respective country’s policy and practice

Involuntary Termination with Cause

In the event of an involuntary termination with cause, all outstanding equity grants are forfeited and incentive income (including LTI) may be recovered by Dow as described in its Executive Compensation Recovery Policy.

Involuntary Termination without Cause

In the event of an involuntary termination without cause, LTI grants will be treated as described in the table above, depending on whether the executive met the age and years of service requirements referenced above. The NEOs are also entitled to receive certain additional benefits in the event of an involuntary termination without cause, as described below under “Potential Payments upon Termination or Change in Control.”

46

Potential Payments Upon Involuntary Termination or Change in Control

Each NEO except Mr. Holicki will receive the following benefits upon an involuntary termination without cause:

•

A lump-sum severance payment of two weeks per year of service (up to a maximum of 18 months) under the U.S. Severance Plan, plus six months base salary under the Executive Severance Supplement. The U.S. Severance Plan covers most salaried employees in the United States.

•	Outplacement counseling and financial/tax planning with a value of $30,000.

•	If eligible for retiree medical (as described above under “Other Retirement Benefits”), eighteen months of health and welfare benefits at employee rates.

Mr. Holicki will receive the following benefits upon an involuntary termination without cause based on Dow’s policy and practice for severance in Germany:

•

A lump sum severance payment calculated for employees with at least twenty years of service (a) and under the age of sixty-one, on an annualized monthly base multiplied by years of service (maximum 24) times 1.25; or (b) and over sixty, on an annualized monthly basis multiplied by years of service (maximum 24).

•	Outplacement counseling and financial/tax planning with a value of $30,000.

Equity awards held by employees and officers have a double trigger change-in-control provision whereby the awards will become fully vested upon the holder’s involuntary termination of employment without cause within 24 months following a change-in-control. Dow does not have and does not intend to enter into change-in-control severance or similar agreements with the executive officers.

2020 PROXY STATEMENT	47

Involuntary Termination or Change in Control Values

The following table summarizes the compensation and benefits that the NEOs would have received under Dow’s existing plans had a change in control occurred on December 31, 2019 or had their employment been terminated on that date under specified circumstances. The amounts shown are not necessarily indicative of what Dow will pay under similar circumstances because a wide variety of factors can affect payment amounts, which, as a result, can be determined with certainty only when an actual change in control or termination event occurs.

Name	Type of Benefit	Involuntary Termination Without Cause ($)(a)	Change-in- Control ($)(b)

Jim Fitterling	Severance	2,732,707	2,732,707
	Double Trigger LTI Acceleration	n/a	12,011,319
	Increase in Present Value of Pension	n/a	480,242
	Health & Welfare Benefits	6,345	6,345
	Outplacement & Financial Planning	30,000	30,000

Howard Ungerleider	Severance	1,869,287	1,869,287
	Double Trigger LTI Acceleration	n/a	10,274,135
	Increase in Present Value of Pension	n/a	241,488
	Health & Welfare Benefits	6,903	6,903
	Outplacement & Financial Planning	30,000	30,000

Peter Holicki	Severance	1,701,990	1,701,990
	Double Trigger LTI Acceleration	n/a	2,857,672
	Increase in Present Value of Pension	n/a	n/a
	Health & Welfare Benefits	n/a	n/a
	Outplacement & Financial Planning	30,000	30,000

A. N. Sreeram	Severance	829,908	829,908
	Double Trigger LTI Acceleration	n/a	5,081,845
	Increase in Present Value of Pension	n/a	187,853
	Health & Welfare Benefits	873	873
	Outplacement & Financial Planning	30,000	30,000

Amy E. Wilson	Severance	754,238	754,238
	Double Trigger LTI Acceleration	n/a	2,021,507
	Increase in Present Value of Pension	n/a	440,555
	Health & Welfare Benefits	15,741	15,741
	Outplacement & Financial Planning	30,000	30,000

(a)

While, as of December 31, 2019, each of the NEOs would have qualified for separation payments applicable under a change in control had they been terminated on an involuntary basis without cause, figures in this column are presented as if no underlying change in control triggering event existed.

(b)

An executive must meet the double trigger requirement of being involuntarily terminated within two years of a change in control in order to receive benefits. In addition, the LTI acceleration value in this table includes Performance Shares at target.

48

Interlocks and Insider Participation

During 2019, the members of the Compensation and Leadership Development Committee (the “Committee”) were Dr. Shaw (Chair), Messrs. Allen, Banga and Fettig. None of the members of the Committee were at any time during 2019 an officer or employee of the Company. None of the executive officers serves as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Committee.

Compensation Committee Report

The Committee reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as incorporated by reference from this Proxy Statement.

The Committee operates pursuant to a charter that is available on the Company’s website at www.dow.com/investors.

This report is submitted by the Committee.

Ruth G. Shaw, Chair

Samuel R. Allen

Ajay Banga

Jeff M. Fettig

2020 PROXY STATEMENT	49

Advisory Resolution to Approve Executive Compensation

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in the Compensation Discussion and Analysis section of this Proxy Statement, executive compensation programs are designed to attract and retain talent through the alignment of pay and financial interests of the executives with stockholder value creation.

As described in the Compensation Discussion and Analysis section, the Compensation and Leadership Development Committee believes the executive compensation programs create incentives for strong operational performance and for the long-term benefit of the Company.

Beginning in 2011, a “say on pay” advisory vote to approve executive compensation has been required for all U.S. public companies under Section 14A of the Exchange Act. Therefore, in accordance with the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following non-binding advisory resolution at the 2020 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Dow Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders.

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation and Leadership Development Committee will review and carefully consider the voting results when evaluating the executive compensation programs.

Unless the Board modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur at the Company’s 2021 Annual Meeting of Stockholders.

The Board unanimously recommends a vote FOR the approval of the Advisory Resolution to Approve Executive Compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS RESOLUTION.

50

Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation

Section 14A of the Exchange Act provides stockholders the opportunity to indicate how frequently the Company should hold future advisory votes to approve the compensation of the named executive officers. Stockholders may indicate whether they would prefer to have future advisory votes to approve executive compensation every year, two years, three years or abstain from voting.

After careful consideration, the Board recommends that future advisory votes to approve compensation of the named executive officers be held annually. The Board believes that holding a vote every year is the most appropriate option because (i) it would enable the stockholders to provide the Board with input regarding the compensation of the named executive officers on a timely basis; and (ii) it is consistent with the Company’s practice of engaging with stockholders and obtaining their input on corporate governance matters and executive compensation philosophy, policies and practices. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders may indicate their preference on the frequency of advisory compensation votes by voting for one of the following options:

•	That future advisory compensation votes be held every “one year”;

•	That future advisory compensation votes be held every “two years”; or

•	That future advisory compensation votes be held every “three years”.

For the reasons discussed above, the Company is asking stockholders to approve an advisory resolution to hold an advisory vote to approve executive compensation every one year.

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation and Leadership Development Committee will review and carefully consider the voting results when establishing its policy on the frequency of holding future advisory votes to approve executive compensation.

The Board unanimously recommends a vote to hold future advisory votes to approve executive compensation every “ONE YEAR”.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EVERY “ONE YEAR”.

2020 PROXY STATEMENT	51

Ratification of the Appointment of the Independent Registered Public Accounting Firm

RESOLVED, that the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2020, made by the Audit Committee with the concurrence of the Board, is hereby ratified.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Company Bylaws provide that the selection of the independent registered public accounting firm is subject to stockholder ratification at each Annual Meeting. The Audit Committee has appointed, and the Board has concurred subject to your ratification, Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2020. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 1905. Deloitte & Touche LLP has offices at or near most of the locations where Dow operates in the United States and other countries. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP is in the best interests of the Company and its investors.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For Deloitte & Touche LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office; as well as, its reputation for integrity and competence in the fields of accounting and auditing. Under the Audit Committee charter, the Audit Committee has established formal preapproval policies and procedures that involve the use of preapproval service categories for audit, audit-related, and permitted non-audit services that are routinely provided by Deloitte & Touche LLP. Such policies and procedures are detailed as to the particular individual services that may be performed within each preapproval category and such policies and procedures do not include the delegation of the Audit Committee’s responsibilities to management. The Audit Committee is informed of each service performed, the fee arrangement, and amounts incurred within each preapproval category as presented by Deloitte & Touche LLP and reviewed by the Audit Committee at each Audit Committee meeting. The Audit Committee is directly involved in the selection of the lead engagement partner in conjunction with the mandated rotation of this position. Additional information may be found in the Audit Committee Report on page 54 of the Proxy Statement and Audit Committee charter available on the Company’s website at www.dow.com/investors.

The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In October 2019, Deloitte & Touche LLP advised the Audit Committee that, like all other major accounting firms, it has been named as a defendant in a number of civil lawsuits, most of which are premised on allegations that financial statements issued by clients and reported on by the firm were incorrect. Deloitte & Touche LLP has further advised the Audit Committee that based on the firm’s historical experience and understanding of the circumstances giving rise to such lawsuits, the firm does not believe that they will have a significant impact on the firm’s ability to serve as the independent registered public accounting firm for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the 2020 Meeting and may make a statement if they wish. They will be available to answer stockholder questions after the 2020 Meeting.

52

In the event that the selection of Deloitte & Touche LLP is not ratified by stockholders, the Audit Committee will take that into account in connection with any future decisions as to the selection of a firm to serve as the Company’s auditors; although, by law, the Audit Committee has final authority over the determination of whether to retain Deloitte & Touche LLP or another firm at any time.

The Board unanimously recommends that stockholders vote FOR the resolution to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company and its subsidiaries for 2020.

Independent Registered Public Accounting Firm Fees

For the years ended December 31, 2019 and 2018, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates. Total fees for the years ended December 31, 2019 and 2018, for the independent registered public accounting firm were:

Type of Fees In thousands	2019 ($)	2018 ($)

Audit Fees (a)	25,142	26,199

Audit-Related Fees (b)	4,438	6,976

Tax Fees (c)	2,780	600

TOTAL	32,360	33,775

(a)

The aggregate fees billed for the integrated audit of the Company’s annual financial statements and internal control over financial reporting, the reviews of the financial statements in Quarterly Reports on Form 10-Q, comfort letters, consents, statutory audits, and other regulatory filings. For 2019, the fees include $850,000 associated with supporting the DuPont de Nemours, Inc. SEC filings for the period prior to the Separation from DowDuPont Inc.

(b)

The aggregate fees billed primarily for audits of carve-out financial statements, assessment of controls relating to outsourced services, audits and reviews supporting divestiture activities, and agreed-upon procedures engagements.

(c)	The aggregate fees billed primarily for corporate tax consulting services, the preparation of expatriate employees’ tax returns and tax compliance services.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS RESOLUTION.

2020 PROXY STATEMENT	53

The Audit Committee operates pursuant to a charter that is available on the Company’s website at www.dow.com/investors. All references to Committee in this report refer to the Audit Committee.

The Committee is comprised entirely of independent Directors who meet the independence, experience and other qualification requirements of the NYSE and the Company. The Board has determined that Committee members James A. Bell, Wesley G. Bush, Richard K. Davis, Jacqueline C. Hinman and Daniel W. Yohannes are financially literate and are audit committee financial experts as defined by the applicable standards.

Dow held eight Committee meetings during 2019. Five meetings were regularly scheduled meetings that included separate executive sessions of the Committee with time allowed to meet with the lead client service partner of the independent registered public accounting firm, the internal auditor, the general counsel, management and among the Committee members themselves. Three meetings were conference calls related to the Company’s quarterly financial results, and related announcements and periodic filings. Numerous other informal meetings and communications among the Committee members, the independent registered public accounting firm, the internal auditor and/or members of the Company’s management also occurred.

On behalf of the Board, the Committee oversees the Company’s financial reporting process and its internal control over financial reporting, areas for which management has the primary responsibility. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and the quarterly unaudited financial statements, matters relating to the Company’s internal control over financial reporting and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Financial Officer.

Among other items, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board. The Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. In addition, the Committee has received written materials addressing Deloitte & Touche LLP‘s internal quality control procedures and other matters as required by the NYSE listing standards.

Further, the Committee preapproves and reviews audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm to the Company and the related fees for such services. The Committee has pre-approved all services provided and fees charged by the independent registered public accounting firm to the Company, and has concluded that such services are compatible with the auditors’ independence. The Committee’s charter allows delegation of authority to preapprove audit, audit-related and permitted non-audit services by the independent registered public accounting firm to a subcommittee consisting of one or more Committee members, provided that such subcommittee decisions be presented to the full Committee at its next scheduled meeting.

Relying on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the U.S. Securities and Exchange Commission. The Committee has also selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company and its subsidiaries for 2020. The Board has concurred with that selection and has presented the matter to the stockholders of the Company for ratification.

This report is submitted by the Audit Committee.

James A. Bell, Chair	Jacqueline C. Hinman

Wesley G. Bush	Daniel W. Yohannes

Richard K. Davis

54

Agreements with Dow, DuPont and Corteva

In connection with the Separation, Dow entered into certain agreements to effect the separation of DowDuPont’s agriculture, materials science and specialty products businesses, including by providing for the allocation among Dow, DuPont and Corteva of DowDuPont’s assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities), and provide a framework for Dow’s relationship with DuPont and Corteva following the Separation. Below is a summary of the material terms of certain of the agreements that Dow entered into with DuPont and Corteva prior to the Separation. All descriptions indicated below are qualified in their entirety by reference to the full text of such final, executed agreements. Terms not defined in this Proxy Statement shall apply the meaning defined in the final, executed agreements.

Separation Agreement

Dow has entered into a separation and distribution agreement (the “separation agreement”) with DowDuPont and Corteva. The separation agreement sets forth Dow’s agreement with DowDuPont and Corteva regarding the principal actions taken in connection with the Separation. It also sets forth other agreements that govern certain aspects of Dow’s relationship with DuPont and Corteva following the Separation. This summary of the separation agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on April 2, 2019.

Transfer of Assets and Assumption of Liabilities

The separation agreement identifies assets and liabilities to be allocated to each of Dow, Corteva and DuPont as part of the Separation. We note, however, that (x) the allocation of employee-related liabilities (including pension liabilities) and related assets is set forth in the employee matters agreement (see the section below entitled “—Employee Matters Agreement” for a summary of such allocation) and (y) the allocation of tax liabilities and assets is set forth in the tax matters agreement (see the section below entitled “—Tax Matters Agreement” for a summary of such allocation). In particular, the separation agreement provides that, subject to the terms and conditions contained in the separation agreement:

Assets

•	Generally, assets primarily related to the agriculture business, materials science business or specialty products business are assigned to or retained by Corteva, Dow or DuPont, respectively;

•

Dow, Corteva or DuPont, as applicable, are allocated the equity interests of subsidiaries that are intended to be each of their respective subsidiaries after the distributions (which, for Dow, includes TDCC and the other subsidiaries listed in Exhibit 21.1 to the registration statement on Form 10 and related information statement filed by Dow (the “Form 10”);

•

Dow accepts or retains certain real property set forth on a schedule (including the former headquarters of TDCC), Corteva accepts or retains certain real property set forth on a schedule and DuPont accepts or retains certain real property set forth on a schedule (including the former headquarters of Historical DuPont);

•

Generally, Dow has been allocated all of the financial assets that are related to the materials science business and all financial assets of Historical Dow that are not related to the agriculture business, specialty products business or materials science business;

2020 PROXY STATEMENT	A-1

•

Generally, Corteva has been allocated all of the financial assets that are related to the agriculture business and 29% of all financial assets of Historical DuPont that are not related to the agriculture business, the materials science business or the specialty products business;

•

Generally, DuPont has been allocated all of the financial assets that are related to the specialty products business and 71% of all financial assets of Historical DuPont that are not related to the specialty products business, the materials science business or the agriculture business;

•

Dow has been allocated the Dow name and all Dow brands, Corteva has been allocated the Corteva name and all Corteva and Corteva Agriscience brands, and DuPont has been allocated the DuPont name and all DuPont brands, subject, in each case, to certain licenses described in more detail in the section below entitled “—Transitional Trademark House Marks License Agreement”;

Liabilities

•	Generally, liabilities primarily related to the agriculture business, materials science business or specialty products business are assigned to or retained by Corteva, Dow and DuPont, respectively;

•

Each of Dow, Corteva and DuPont generally retains or assumes any liabilities (including under applicable federal and state securities laws) relating to any disclosure document filed or furnished with the SEC in connection with the Separation (including, with respect to Dow, the Form 10, and, with respect to Corteva, the registration statement on Form 10 and related information statement filed by Corteva) based on information supplied by (i) Historical Dow, in the case of Dow, and (ii) Historical DuPont, in the case of Corteva and DuPont;

•	Historical Dow liabilities for borrowed money that were incurred or guaranteed by Dow (including those of TDCC) are retained or assumed by Dow;

•	Historical DuPont liabilities for borrowed money that were incurred or guaranteed by Corteva (including EID) are retained or assumed by Corteva or the applicable subsidiary;

•	Historical DuPont liabilities for borrowed money that were incurred or guaranteed by DuPont, as well as those of DowDuPont, are retained or assumed by DuPont;

•

Generally, Dow has been allocated all of the other financial liabilities that are related to the materials science business and all of the other financial liabilities of Historical Dow that are not related to the agriculture business, the specialty products business or the materials science business;

•

Generally, Corteva has been allocated all of the other financial liabilities that are related to the agriculture business and 29% of all financial liabilities of Historical DuPont that are not related to the agriculture business, the materials science business or the specialty products business;

•

Generally, DuPont has been allocated all of the other financial liabilities that are related to the specialty products business and 71% of all financial liabilities of Historical DuPont that are not related to the agriculture business, the materials science business or the specialty products business;

•

Corteva has retained or assumed 29% and DuPont has retained or assumed 71% of liabilities for costs and expenses incurred relating to the transfer of (i) materials science assets of Historical DuPont to Dow and (ii) agriculture assets and specialty products assets of Historical DuPont to Corteva and DuPont, respectively;

•

Dow has retained or assumed liabilities for costs and expenses relating to the transfer of agriculture assets, specialty products assets and materials science assets of Historical Dow to Corteva, DuPont and Dow, respectively;

•

Generally, Corteva has retained or assumed 29% and DuPont has retained or assumed 71% of certain liabilities of Historical DuPont, which otherwise would have been transferred to Dow as primarily related to the materials science business, in excess of a $125 million deductible in the aggregate, if any, that are (i) known (or deemed to be known) by specified persons of Historical DuPont and (ii) not specifically identified, through disclosure schedules or otherwise, as allocated to Dow pursuant to the separation agreement;

A-2

•

Generally, Dow has retained or assumed certain liabilities of Historical Dow, which otherwise would have been transferred to Corteva as primarily related to the agriculture business, in excess of a $125 million deductible in the aggregate, if any, that are (i) known (or deemed to be known) by specified persons of Historical Dow and (ii) not specifically identified, through disclosure schedules or otherwise, as allocated to Corteva pursuant to the separation agreement;

•

Generally, Dow has retained or assumed certain liabilities of Historical Dow, which otherwise would have been transferred to DuPont as primarily related to the specialty products business, in excess of a $125 million deductible in the aggregate, if any, that are (i) known (or deemed to be known) by specified persons of Historical Dow and (ii) not specifically identified, through disclosure schedules or otherwise, as allocated to DuPont pursuant to the separation agreement;

•

Liabilities related to businesses and operations of Historical DuPont that were previously discontinued or divested have been allocated between Corteva and DuPont as set forth on the schedules to the separation agreement (with each of Corteva and DuPont retaining or assuming their respective applicable allocated liabilities) and if not set forth on the schedule, such liabilities primarily related to Corteva’s business and operations have been retained or assumed by Corteva and such liabilities primarily related to DuPont’s business and operations have been retained or assumed by DuPont. To the extent a liability related to or arising out of businesses of Historical DuPont that was previously discontinued or divested is not set forth on a schedule to the separation agreement or is in excess of a to-be-determined amount set forth therein and is not primarily related to Corteva’s or DuPont’s respective business and operations, such liability has been allocated to whichever of Corteva or DuPont incurs or incurred the liability up to $200 million in the aggregate for each company. In the event such liabilities exceed such amount for either Corteva or DuPont, the excess liability has been allocated to the other, subject to the aggregate cap. In the event such liabilities exceed $200 million in the aggregate for each of Corteva and DuPont, Corteva has retained or assumed 29%, and DuPont has retained or assumed 71%, of such excess (subject to a de minimis threshold).

•	Liabilities related to or arising out of businesses and operations of Historical Dow that were previously discontinued or divested have been retained or assumed by Dow;

•	Off-site environmental liabilities of Historical Dow not related to or arising out of businesses of Historical Dow that were previously discontinued or divested have been retained or assumed by Dow;

•

Off-site environmental liabilities of Historical DuPont not related to or arising out of businesses of Historical DuPont that were previously discontinued or divested that are primarily related to the (x) agriculture business, (y) specialty products business or (z) materials science business have been retained or assumed, respectively, (X) by Corteva, (Y) by DuPont, or (Z) 29% by Corteva and 71% by DuPont (or, in each case, an applicable subsidiary of Corteva and/or DuPont);

•

Corteva has been allocated 14%, Dow has been allocated 51% and DuPont has been allocated 35% of certain general corporate liabilities of DowDuPont, which are referred to herein as “Specified DowDuPont Shared Liabilities,” in each case incurred on or prior to the applicable distribution date, including liabilities of DowDuPont related to (i) DowDuPont’s filings with the SEC (other than actions arising out of disclosure documents distributed or filed relating to the distribution or the distribution of Dow), (ii) documents distributed or filed by DowDuPont relating to indebtedness of the agriculture business, the materials science business or the specialty products business, (iii) DowDuPont’s corporate and legal compliance and other corporate level actions, (iv) claims made by or on behalf of holders of any of DowDuPont’s securities and (v) separation expenses that were not allocated to any specific party in connection with the Separation under the separation agreement;

•

Corteva has retained or assumed 29% and DuPont has retained or assumed 71% of certain general corporate liabilities of Historical DuPont, which are referred to herein, together with certain other liabilities of Historical DuPont that will be shared by Corteva and DuPont, as “Shared Historical DuPont Liabilities,” which are not otherwise allocated to the agriculture business, the materials science business or the specialty products business, in each case incurred on or prior to the Corteva distribution date, including liabilities of Historical DuPont related to (i) Historical DuPont’s filings with the SEC, (ii) Historical DuPont’s corporate and legal compliance and other corporate level

2020 PROXY STATEMENT	A-3

actions, (iii) claims made by or on behalf of holders of any of Historical DuPont’s securities and (iv) indemnification obligations to, and claims for breaches of fiduciary duties brought against, any current or former director or officer of Historical DuPont; and

•

Dow has retained or assumed certain general corporate liabilities of Historical Dow which are not otherwise allocated to the agriculture business, the materials science business or the specialty products business, in each case incurred on or prior to the Dow distribution date, including liabilities of Historical Dow related to (i) Historical Dow’s filings with the SEC, (ii) Historical Dow’s corporate and legal compliance and other corporate level actions, (iii) claims made by or on behalf of holders of any of Historical Dow’s securities and (iv) indemnification obligations to, and claims for breaches of fiduciary duties brought against, any current or former director or officer of Historical Dow.

In addition, Dow, Corteva or DuPont has been allocated certain specified assets and liabilities set forth on schedules to the separation agreement, which, in the case of Dow, includes the business, assets and liabilities related to Historical Dow’s telone/1,3-dichloropropene business.

Except as expressly set forth in the separation agreement or any ancillary agreement, all assets are transferred on an “as is,” “where is” basis and the respective transferees will bear the economic and legal risks that (i) any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, and (ii) any necessary consents or governmental approvals are not obtained or that any requirements of laws or judgments are not complied with. In general, none of DowDuPont, Dow or Corteva made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or governmental approvals required in connection with such transfers or assumptions, or any other matters.

Information herein with respect to the assets and liabilities of the parties following the Separation is presented based on the allocation of such assets and liabilities pursuant to the separation agreement, unless the context otherwise requires. Certain of the liabilities and obligations assumed by one party or for which one party has an indemnification obligation under the separation agreement and the other agreements relating to the Separation are, and following the Separation may continue to be, the legal or contractual liabilities or obligations of another party. Each such party that continues to be subject to such legal or contractual liability or obligation will rely on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the separation agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.

Further Assurances

To the extent that any transfers of assets or assumptions of liabilities contemplated by the separation agreement were not consummated on or prior to the applicable distribution date, the parties agreed to cooperate with each other to effect such transfers or assumptions while holding such assets or liabilities for the benefit of the appropriate party so that all the benefits and burdens relating to such asset or liability inure to the party entitled to receive or assume such asset or liability. Each party agreed to use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the separation agreement.

The Distribution

The separation agreement governs the rights and obligations of the parties regarding the distribution and certain actions that occurred prior to the distribution. DowDuPont has caused its agent to distribute to holders of record of DowDuPont common stock as of the applicable record date all of the then-issued and outstanding shares of Dow common stock.

Shared Contracts

Generally, shared contracts are assigned in part if so assignable, or amended, bifurcated or replicated to facilitate the separation of Dow’s business from DowDuPont so that the appropriate party receives the rights and benefits and

A-4

assumes the related portion of any liabilities inuring to the business of the appropriate party, and each party uses commercially reasonable efforts to obtain the consents required to partially assign, amend, bifurcate or replicate any shared contract.

Intercompany Accounts

The separation agreement provides that, subject to certain specified exceptions in the separation agreement, schedules or any ancillary agreement, certain accounts that were formerly intercompany accounts within Historical Dow or within Historical DuPont are settled prior to the completion of the Separation (or, as between members of Historical DuPont that will be subsidiaries of Corteva or DuPont, prior to the distribution of Corteva).

Release of Claims and Indemnification

Except as otherwise provided in the separation agreement, each party has released and forever discharged the other parties and their respective subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Separation pursuant to the separation agreement or any ancillary agreement. These releases are subject to certain exceptions set forth in the separation agreement.

The separation agreement provides for cross-indemnities that, except as otherwise provided in the separation agreement, are principally designed to place financial responsibility for the obligations and liabilities allocated to Dow under the separation agreement with Dow and financial responsibility for the obligations and liabilities allocated to Corteva and/or DuPont under the separation agreement with Corteva and/or DuPont, as applicable. Specifically, each party has agreed to indemnify, defend and hold harmless the other parties, their respective affiliates and subsidiaries and each of their respective officers, directors, employees and agents for any losses to the extent relating to, arising out of or resulting from:

•	the liabilities each party assumed or retained pursuant to the separation agreement (or any third party claim that would, if resolved in favor of the claimant, constitute such a liability); and

•	any breach by such party of any provision of the separation agreement.

Each party’s indemnification obligations are uncapped; provided that the amount of each party’s indemnification obligations are subject to reduction by any insurance proceeds or other third-party proceeds received by the party being indemnified that reduce the amount of the loss. In addition, a party’s indemnifiable losses are subject to, in certain cases, a “de minimis” threshold amount and, in certain cases, a deductible amount (which, for indemnifiable losses related to certain discontinued operations and/or businesses of Historical Dow, is $75 million for claims by Corteva and $75 million for claims by DuPont, and, for indemnifiable losses related to certain discontinued operations and/or businesses of Historical DuPont, is $37.5 million for claims by Dow against Corteva and $37.5 million for claims by Dow against DuPont). The separation agreement also specifies procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes are governed by the tax matters agreement.

Except with respect to indemnification claims for (1) certain liabilities that relate to certain businesses and operations of Historical DuPont and Historical Dow that were previously discontinued but do not constitute an entire business, business unit, business operation or product line (for which a notice must be provided within 15 years after the distribution of Dow), (2) certain liabilities that relate to certain sites of Historical Dow or Historical DuPont that were previously discontinued but do not constitute an entire site or plant (for which a notice must be provided within five years after the distribution of Dow), (3) certain liabilities that relate to certain intercompany accounts that were formerly intercompany accounts within Historical Dow or within Historical DuPont that were not settled prior to the completion of the Separation (for which a notice must be provided prior to the expiration of the statute of limitations under applicable law applicable to the underlying third party claim) and (4) certain liabilities known to senior management of Historical Dow primarily related to its agriculture business or specialty products business, and certain liabilities known to senior management of Historical

2020 PROXY STATEMENT	A-5

DuPont primarily related to its materials science business, in each case not scheduled or otherwise known by the applicable company to which they would otherwise be allocated (for which a notice must be provided within three years after the distribution of Dow), the parties’ indemnification rights and obligations under the separation agreement will survive indefinitely.

Legal Matters

Except as otherwise set forth in the separation agreement or any ancillary agreement, each party to the separation agreement assumed the liability for, and control of, all pending and threatened legal matters related to the liabilities it has been allocated and (unless allocated specifically to one of the other parties) its ongoing business and has agreed to indemnify the other parties for their respective indemnifiable losses, if any, arising out of or resulting from such assumed legal matters.

Each party to a claim has agreed to cooperate in defending any claims against two or more parties for events that took place prior to, on or after the date of the separation of such party from DowDuPont.

Insurance

Following the Separation, Dow has been generally responsible for obtaining and maintaining, at its own cost, Dow’s own insurance coverage for liabilities for which Dow is assuming responsibility, although Dow will continue to have coverage under certain of Historical DuPont’s insurance policies for certain matters that are related to occurrences prior to the Separation, subject to the terms, conditions and exclusions of such policies. Such insurance coverage generally are shared with (x) Corteva for other liabilities existing prior to the distribution date that Corteva retained and (y) DuPont for liabilities of Historical DuPont existing prior to the distribution date for which DuPont assumed responsibility. Each of Corteva and DuPont continue to have coverage under certain of Dow’s insurance policies for certain matters that are related to occurrences prior to the separation and distribution of Dow for liabilities for which Corteva or DuPont, as applicable, has assumed responsibility, in each case, subject to the terms, conditions and exclusions of such policies.

Dispute Resolution

Except as otherwise set forth in the separation agreement, if a dispute arises between Dow, Corteva and/or DuPont under the separation agreement, the general counsels of the parties and such other executive officers as the parties may designate will negotiate to resolve any disputes for a reasonable period of time. If the parties are unable to resolve the dispute in this manner, then the dispute will be resolved through binding arbitration.

Other Matters Governed by the Separation Agreement

Other matters governed by the separation agreement include access to financial and other information, confidentiality, access to and provision of records and separation of guarantees and other credit support instruments.

Tax Matters Agreement

Dow has entered into a tax matters agreement with DowDuPont and Corteva immediately prior to the distribution that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. This summary of the tax matters agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 2, 2019.

The party responsible for any tax liability under the tax matters agreement generally indemnifies any other party which may become liable for such taxes. Except as described below, none of the parties’ obligations under the tax matters agreement are limited in amount or subject to any cap.

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Allocation of Historic Taxes

In general, under the tax matters agreement:

•

Following the distribution, but prior to the distribution of Corteva, (A) Dow is responsible for tax liabilities (and any related interest, penalties or audit adjustments) of (i) Historical Dow, (ii) each subsidiary of Historical Dow, for periods and portions thereof prior to any such subsidiary being transferred to DowDuPont or Corteva pursuant to the Separation, and (iii) each former subsidiary of Historical DuPont for periods or portions thereof after such subsidiary is transferred, pursuant to the Separation, from Historical DuPont to either Dow or DowDuPont; and (B) DowDuPont is responsible for tax liabilities (and any related interest, penalties or audit adjustments) of (i) Historical DuPont, (ii) each subsidiary of Historical DuPont, for periods and portions thereof prior to any such subsidiary being transferred, pursuant to the Separation, to DowDuPont or Dow, and (iii) each former subsidiary of Historical Dow for periods or portions thereof after such subsidiary is transferred, pursuant to the Separation, from Historical Dow to either Historical DuPont or DowDuPont. For purposes of the foregoing, and subject to compensation for certain consolidated tax attributes as described further below, DowDuPont and its subsidiaries have generally allocated the consolidated U.S. federal income tax liability of the DowDuPont consolidated U.S. tax group (which currently includes DowDuPont and its domestic corporate subsidiaries, including Dow, TDCC, Corteva, Historical DuPont and their respective domestic corporate subsidiaries) among the domestic corporate entities in accordance with the consolidated U.S. tax items attributable to each such entity under methods described in United States Treasury Department Regulations concerning the computation of consolidated taxes.

•

Prior to the distribution of Corteva, Corteva and DuPont have entered into an agreement regarding the sharing of responsibility for tax liabilities (and any related interest, penalties or audit adjustments) of DowDuPont described in the bullet point above for which DowDuPont is responsible. Dow will remain responsible for tax liabilities (and any related interest, penalties or audit adjustments) of DowDuPont described in the bullet point above for which Dow is responsible.

Notwithstanding the general rules described above, under the tax matters agreement, taxes directly resulting from certain types of transactions or conduct undertaken pursuant to Dow’s exercise of control over Historical DuPont’s materials science business prior to the transfer of such business to Dow, pursuant to the Separation, are allocated to Dow, and taxes directly resulting from certain types of transactions or conduct undertaken pursuant to Historical DuPont’s exercise of control over Historical Dow’s agriculture business or specialty products business prior to the transfer of such business to DowDuPont or Corteva, pursuant to the Separation, are allocated to DowDuPont.

Allocation of Taxes on the Distributions

Notwithstanding the general rules described above, under the tax matters agreement, a company is responsible for taxes that arise from the failure of the distribution of Dow common stock or the distribution of Corteva common stock to qualify as tax-free transactions under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), if, in either case, such failure to qualify is attributable to the actions of or transactions undertaken by such company or its direct or indirect subsidiaries (including the prohibited actions described below under “—Preservation of the Tax-free Status of the Distributions and the Separation”) after the applicable distribution or to any breach of the company’s representations made in connection with the private letter ruling from the IRS regarding the proper time, manner and methodology for measuring common ownership in the stock of DowDuPont, Historical Dow and Historical DuPont for purposes of determining whether there has been a 50 percent or greater change of ownership under Section 355(e) of the Code as a result of the Merger (the “IRS Ruling”) or in any representation letter provided to a tax advisor in connection with certain tax opinions, including the receipt (i) by DowDuPont of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance satisfactory to DowDuPont (in its sole discretion) (the “DowDuPont Tax Opinion”) and (ii) by Dow of an opinion of each of Weil, Gotshal & Manges LLP and Ernst & Young LLP, in form and substance satisfactory to Dow (in its sole discretion) (the “Dow Tax Opinions” and, together with the DowDuPont Tax Opinion, the “Tax Opinions”), regarding the tax-free status of the distributions and certain related transactions. In the event taxes arising from the failure of the distribution of Dow

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common stock or the distribution of Corteva common stock to qualify as tax-free transactions under Sections 355 and 368(a)(1)(D) of the Code (other than failures as a result of the application of Section 355(e) of the Code) are attributable to the actions or transactions undertaken by more than one company or its direct or indirect subsidiaries, liability for such taxes will be equitably apportioned among the responsible companies in accordance with relative fault. In addition, Dow and DowDuPont will generally share (in accordance with their relative equity values on the first trading day following the distribution of Dow) responsibility for taxes resulting from the failure of the distribution of Dow common stock or the distribution of Corteva common stock to qualify as tax-free transactions under Sections 355 and 368(a)(1)(D) of the Code, if such failure is attributable to certain reasons relating to the overall structure of the Merger and the distributions. DowDuPont’s responsibility for any such taxes is expected to be shared between DuPont and Corteva following the distribution of Corteva in accordance with a fixed percentage to be agreed by the parties (though absent any such agreement, following the distribution of Corteva, DuPont will be responsible for all such liabilities of DowDuPont). Further, if, under Section 355(e) of the Code, a distribution fails to qualify for tax-free treatment because of any direct or indirect transfer of the stock of DowDuPont, DuPont, Corteva or Dow following the distribution, the company whose transferred stock resulted in the application of Section 355(e) of the Code to the distribution will be responsible for any resulting taxes. Prior to the distribution of Corteva, Corteva and DuPont reached an agreement regarding the sharing of responsibility for all liabilities of DowDuPont described in the preceding sentence as a result of actions or transactions of DowDuPont preceding the distribution of Corteva.

Finally, Dow generally is responsible for tax liabilities imposed as a result of the failure of the distribution of Dow common stock to qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) and Corteva generally is responsible for tax liabilities imposed as a result of the failure of the distribution of Corteva to qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D), in each case, for reasons not described in the preceding paragraph.

Allocation of Business Separations

Pursuant to the tax matters agreement, Dow is generally responsible for any taxes attributable to business separation activities of Historical Dow and its subsidiaries pursuant to the Separation and any transfers of assets or entities from DowDuPont to Dow, regardless of when the activities giving rise to such taxes occur. Similarly, DowDuPont and its subsidiaries (including Corteva and its subsidiaries) are generally responsible for any taxes attributable to business separation activities of Historical DuPont and its subsidiaries pursuant to the Separation, and any transfers of assets or entities from DowDuPont to Historical DuPont or Corteva, regardless of when the activities giving rise to such taxable income occur. Notwithstanding this general rule, a party is responsible for any taxes resulting from the failure of certain transactions pursuant to the Separation to qualify for their intended tax-free status as a result of certain actions of or transactions undertaken by such party or its direct or indirect subsidiaries. Prior to the distribution of Corteva, Corteva and DuPont reached an agreement regarding the sharing of responsibility for all such liabilities of DowDuPont.

Additionally, Dow has agreed to generally indemnify DuPont and Corteva for taxes (net of certain direct U.S. foreign tax credit benefits recognized and, in certain identified cases, only for a fixed percentage of such taxes up to an aggregate fixed dollar cap) incurred, with limited exception, on or prior to December 31, 2020, in connection with maintaining and/or settling certain intercompany balances (i) among subsidiaries of Historical Dow that are transferred to DowDuPont in the Separation and (ii) among subsidiaries of Historical Dow that are transferred to Corteva in the Separation. Corteva and DuPont has agreed to generally indemnify Dow for taxes (net of certain direct U.S. foreign tax credit benefits recognized and, in certain identified cases, only for a fixed percentage of such taxes up to an aggregate fixed dollar cap) incurred on or prior to December 31, 2020, in connection with maintaining and/or settling certain intercompany balances among subsidiaries of Historical DuPont that are transferred to Dow in the Separation. Dow has also agreed to generally indemnify DuPont and Corteva, and Corteva and DuPont has agreed to generally indemnify Dow, for taxes incurred by the indemnified party on or prior to December 31, 2020, in connection with distributing or otherwise returning to the United States certain cash from certain entities transferred in the Separation (subject to an aggregate fixed dollar cap). To the extent legal restrictions prevent a distribution of cash (that would otherwise give rise to an indemnification obligation

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as described in the preceding sentence) prior to December 31, 2020, the party that would be required to indemnify for taxes imposed on such distribution is required to pay to the appropriate party an amount equal to the taxes that would have been incurred had such distribution or return been permitted. Any indemnification obligations described in the previous two sentences are generally reduced by the amount, if any, of cash held by such entities above a certain threshold (net of any taxes payable on such excess cash).

Responsibility for Filing Tax Returns and Audits

The tax matters agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In general, the party with economic responsibility for any tax liability controls the portions of audits, litigations and/or settlements with respect to such liability, with customary participation and settlement rights for the other parties. Audits, litigation or settlements concerning tax liabilities or matters which may affect more than one of the parties are jointly controlled by the affected parties. In addition, the agreement provides for cooperation and information sharing with respect to tax matters, and restrictions on any party amending tax returns with respect to periods that are the responsibility of another party, unless required by applicable law or as may be reasonably agreed by the parties.

Preservation of the Tax-free Status of the Distributions and the Internal Reorganization and Business Realignment

The distribution of Dow common stock and the distribution of Corteva common stock each qualify as tax-free transactions under Section 355 and Section 368(a)(1)(D) of the Code. In addition, certain other aspects of the Separation qualify for tax-free treatment under U.S. federal, state and local tax law and/or foreign tax law.

In connection with the Merger, DowDuPont sought and received the IRS Ruling. In addition, Dow received the Dow Tax Opinions and DowDuPont received the DowDuPont Tax Opinion from their respective outside tax advisors regarding the tax-free status of the distributions and certain related transactions. The Tax Opinions relied on the continued validity of the IRS Ruling, as well as certain representations regarding the past and future conduct of Dow’s, DowDuPont’s, and Corteva’s respective businesses and certain other matters.

Dow, Corteva and DowDuPont agreed to certain covenants that contain restrictions intended to preserve the tax-free status of the distribution of Dow common stock, the distribution of Corteva common stock and certain transactions pursuant to the Separation. During the time period ending two years after the date of the applicable distribution these covenants include specific restrictions on Dow’s ability to:

•	enter into any transaction resulting in acquisitions of a certain percentage of its assets, whether by merger or otherwise;

•	dissolve, merge, consolidate or liquidate;

•	undertake or permit any transaction relating to Dow stock, including issuances, redemptions or repurchases, other than certain, limited, permitted issuances and repurchases;

•	affect the relative voting rights of Dow stock, whether by amending Dow’s certificate of incorporation or otherwise; or

•	cease to actively conduct Dow’s business.

In addition, Dow is precluded from taking certain actions with respect to certain subsidiaries of Historical DuPont that are transferred to Dow in the Separation in order to preserve the intended tax-free treatment of certain parts of the Separation involving such subsidiaries for certain periods of time.

Dow may take certain actions prohibited by these covenants only if Dow receives a private letter ruling from the IRS or Dow obtains and provides to DuPont and Corteva a tax opinion, in form and substance reasonably acceptable to DuPont and Corteva, to the effect that such action would not jeopardize the tax-free status of these transactions.

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Payment for Consolidated Taxes and Compensation for Consolidated Tax Attributes

During the period following the Merger and prior to the distribution of Dow common stock, TDCC and its domestic corporate subsidiaries joined in the filing of a consolidated U.S. federal income tax return with DowDuPont and its domestic corporate subsidiaries. Each domestic corporate entity directly or indirectly owned by DowDuPont was generally required to pay to DowDuPont its allocable share of the consolidated U.S. federal income tax liability of the DowDuPont consolidated U.S. tax group for the period during which such domestic corporate entity is a member of the DowDuPont consolidated U.S. tax group. In some cases, payments of such amounts may be required to be made after such domestic corporate entity is no longer a member of the DowDuPont consolidated U.S. tax group, for example, following the distribution of Dow common stock. In such case, the tax matters agreement require such entity, or its parent entity, to make a payment to DuPont of its allocable portion of the consolidated U.S. federal income tax liability of the DowDuPont consolidated U.S. tax group.

Additionally, during the period a domestic corporate entity is included in the DowDuPont consolidated U.S. tax group, losses, loss carryforwards, interest deductions, and credits (hereinafter referred to as “tax attributes”) generated by such entity may be used to offset the consolidated U.S. federal income tax attributable to another entity, or vice versa. DowDuPont and Dow have agreed in the tax matters agreement that a net payment will be made between the two to compensate for the use or receipt by one party or its subsidiaries of certain tax attributes generated by the other party or its subsidiaries. A party is generally required to make a payment to the other to the extent it and its subsidiaries benefited from joining a consolidated U.S. tax group with the other party, either as a result of bearing a decreased portion of the U.S. federal income tax liability of the DowDuPont consolidated U.S. tax group, or through being allocated an increased portion of certain tax attributes, in each case, as compared to the U.S. federal income tax liability or tax attributes that would be borne by or allocated to such party and its subsidiaries assuming that the party and its subsidiaries (other than the other party and its subsidiaries) had been members of a separate stand-alone consolidated group, determined using certain simplifying assumptions. To the extent one party’s benefit as so determined exceeds the other party’s detriment, the amount of the payment equals the average of such party’s benefit and the other party’s detriment. A separate payment is calculated on similar principles with respect to U.S. state income consolidated taxes and certain state tax attributes that Dow and DowDuPont share for periods from the Merger to the distribution of Dow. Such payments ensure that (i) to the extent Dow, and the subsidiaries that Dow is responsible for under “—Allocation of Historic Taxes” above, utilize tax attributes generated by DowDuPont or the subsidiaries that DowDuPont is responsible for under “—Allocation of Historic Taxes” above, Dow compensates DowDuPont for the value of such tax attributes, and (ii) to the extent DowDuPont, and the subsidiaries that DowDuPont is responsible for under “—Allocation of Historic Taxes” above, utilize tax attributes generated by Dow or the subsidiaries that Dow is responsible for under “—Allocation of Historic Taxes” above, DowDuPont compensates Dow for the value of such tax attributes.

The payments for U.S. federal and applicable state income tax attributes described in the preceding paragraph will generally be netted and be due from Dow to DowDuPont (or vice versa) within 120 or 150 days, respectively, after DuPont files its consolidated U.S. federal income tax return for the taxable year that includes the distribution of Dow. Prior to the distribution of Corteva, Corteva and DuPont have entered into an agreement regarding sharing any such DowDuPont obligation to pay Dow, and sharing any such DowDuPont right to receive payment from Dow.

Tax Refunds

Except with respect to certain types of refunds, each of Dow, DowDuPont (or, following the distribution of Corteva, DuPont) and Corteva is generally entitled to any tax refund to the extent that it would be responsible for the underlying tax that is refunded.

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Compensation for Certain Attributes Relating to the Distribution

Pursuant to the tax matters agreement, DowDuPont has agreed to make a protective election under Section 336(e) of the Code with respect to Dow and each of Dow’s domestic corporate subsidiaries to treat the distribution, solely for U.S. income tax purposes, as a taxable transfer of Dow’s assets and the assets of Dow’s domestic corporate subsidiaries. This election is protective in nature and will have no effect if, as expected, the distribution qualifies for tax-free treatment for U.S. federal income tax purposes. In the event the distribution fails to qualify for tax-free treatment, the election would provide Dow with an increased tax basis in Dow’s assets and in the assets of Dow’s domestic corporate subsidiaries in amounts equal to their fair market values. Any such increased tax basis would be expected to result in additional depreciation and amortization deductions in the calculation of Dow’s taxable income. To the extent that either DowDuPont (or, following the distribution of Corteva, DuPont) or Corteva is responsible under the tax matters agreement for the taxes resulting from the failure of the distribution of Dow common stock to qualify for tax-free treatment, Dow will be required to compensate them for the resulting tax savings Dow receives from such increased tax basis.

Employee Matters Agreement

Prior to the Separation, Dow entered into an employee matters agreement with DowDuPont and Corteva. The employee matters agreement identifies employees and employee-related liabilities (and attributable assets) to be allocated (either retained, transferred and accepted, or assigned and assumed, as applicable) to Dow, Corteva and DuPont as part of the separation of DowDuPont into three companies, and describes when and how the relevant transfers and assignments occur. This summary of the employee matters agreement is qualified in its entirety by reference to the full text of the employee matters agreement, which is filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on April 2, 2019. The terms described in this summary are also subject to exceptions with respect to applicable law, applicable labor agreements and certain other situations.

Each of Dow, Corteva and DuPont has agreed to honor all labor agreements covering its respective employees in accordance with the terms of those agreements, notwithstanding any provisions in the employee matters agreement to the contrary. Each of Dow, Corteva and DuPont have engaged in, and cooperated with one another to satisfy, any consultation or information obligations with respect to unions and works councils that may arise under applicable law prior to the date of the applicable distribution.

With some exceptions, following the applicable distribution, each of Dow, Corteva and DuPont agreed to provide the employees identified to it with target total direct compensation that is no less than that which the employee received immediately prior to the applicable distribution, as well as market competitive benefits, and each of Dow, Corteva and DuPont caused the employees identified to it to commence participation in its benefit plans, on or prior to the date of the applicable distribution, and recognized prior years of service.

With some exceptions, each of Dow, Corteva and DuPont assumed or retained liabilities arising out of or in connection with the employment or termination of the employees identified to it, whether arising before or after the applicable distribution. Liabilities attributable to former employees generally have been allocated to Dow, Corteva or DuPont depending on the business to which the liability relates (i.e., to Dow if related to the materials science business, to Corteva if related to the agriculture business, and to DuPont if related to the specialty products business).

With some exceptions, the employee matters agreement does not cause any transfer of assets or liabilities between or in respect of any defined benefit pension plan, defined contribution plan, nonqualified deferred compensation plan or other post-employment pension benefit plan, but causes a trustee-to-trustee transfer of assets and liabilities from Corteva’s U.S. and Puerto Rico tax qualified defined contribution pension plans to those of DuPont.

With some exceptions, the employee matters agreement provides for the equitable adjustment of existing equity incentive compensation awards denominated in the common stock of DowDuPont to reflect the occurrence of the distributions. For a discussion of the treatment of outstanding equity awards and equity-based compensation, see the section entitled “Treatment of Equity Awards Outstanding at the Time of the Separation” in the Appendix.

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If any of Dow, Corteva or DuPont terminates an employee’s employment within 12 months following the distribution of Dow (in the case of Dow) or the distribution of Corteva (in the case of Corteva and DuPont) and such employee is entitled to severance under the terms of the severance plan then applicable to the employee, the amount of severance will be not less than the cash severance to which the employee would have been entitled under the severance plan applicable to him or her immediately before the applicable distribution (taking into account any service and changes in eligible compensation following the distribution). In any event, however, each of Dow, Corteva and DuPont will honor the provisions of the EID Senior Executive Severance Plan and Key Employee Severance Plan with respect to terminations occurring on or before August 31, 2019.

With some exceptions, each of Dow, Corteva and DuPont has, effective as of the applicable distribution date, assumed liabilities for accrued but unused vacation benefits for employees identified to it. However, certain grandfathered vacation benefits are paid out, along with other accrued but unused vacation benefits where required by local law.

For a period commencing on the Dow distribution date and ending on the shorter of (a) 24 months following the date of the distribution of Corteva, but no longer than 26 months following the distribution of Dow or (b) the maximum period permitted by applicable law in each applicable jurisdiction, none of Dow, Corteva or DuPont will solicit for employment (not including through non-targeted public advertisements or job postings) any of (i) the other companies’ current employees, (ii) the other companies’ former employees during the 90 days following a voluntary termination (other than individuals who are covered by the following clause (iii)), or (iii) any Historical Dow or Historical DuPont employee who was ring-fenced to Dow, Corteva or DuPont (or its subsidiary), as the case may be, but exercised a right under applicable law or contract not to be employed by such entity in connection with the distributions. These restrictions do not prohibit Dow, Corteva or DuPont from soliciting or hiring an individual who provided services to it under certain manufacturing related agreements.

The employee matters agreement also provides that employee transfers outside of the United States will generally operate under the same principles described above and applicable to employee transfers in the United States, except as otherwise provided in the employee matters agreement or as required by applicable law or labor agreement.

Intellectual Property Cross-License Agreements

Prior to the Separation, Dow, DuPont and Corteva have entered into separate intellectual property cross license agreements with each other (the “IP Cross Licenses”), which set forth the terms and conditions under which each company may use in its business, following the Separation, certain patents, know-how (including trade secrets), copyrights, and software allocated to the other party pursuant to the separation agreement. The IP Cross License that Dow has entered into with DuPont is referred to as the Dow-DuPont IP Cross License and the IP Cross License that Dow has entered into with Corteva is referred to as the Dow-Corteva IP Cross License. All licenses under the IP Cross License are worldwide, royalty-free and sublicensable to affiliates and third parties in the operation of the licensee’s business, but not for the independent use of any third party.

This summary of the IP Cross Licenses is qualified in its entirety by reference to the full text of the intellectual property cross license agreement, which is attached as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on April 2, 2019. Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on April 2, 2019 is the form of Dow-DuPont IP Cross License (i.e., the MatCo/SpecCo agreement). The Dow-Corteva IP Cross License is granted on terms substantially similar to the Dow-DuPont IP Cross License, with certain exceptions relating to the agriculture business.

Dow-DuPont IP Cross License

Under the Dow-DuPont IP Cross License, each of Dow and DuPont has granted worldwide royalty-free licenses to the other to certain patents, know-how, copyrights, and proprietary software to continue to use in the operation of their respective businesses after the Separation, as further described below. The license with respect to certain patents are exclusive, while the licenses to know-how, copyrights, software and certain other patents are non-exclusive. Under this

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agreement, DuPont also licenses to Dow certain engineering, safety, health and environmental standards owned by DuPont or to which DuPont has certain rights. The foregoing licenses are limited by field of use, which are generally directed to Dow’s and DuPont’s respective businesses (and in the case of the fields for certain patent licenses, further limited based on negotiated scope specific to the applicable patents).

Under the Dow-DuPont IP Cross License, Dow and DuPont also each granted the other a license under certain patents owned by such party that had been owned by the other party prior to the Merger, to exploit products that such other party commercialized prior to the Merger and that are within its business scope, in the same manner as prior to the Merger, and updates, modifications, and enhancements with respect to such products in which the essential character of such products and their pre-Merger use is maintained in all material respects (but solely within the licensee’s allocated business scope).

The Dow-DuPont IP Cross License expires on a licensed patent-by-licensed patent and licensed copyright-by-licensed copyright basis upon expiration of the relevant intellectual property, and is perpetual with respect to know-how, standards and software licensed by the parties.

Under the Dow-DuPont IP Cross License, if the licensee party challenges certain patents licensed under the agreement, that party could have to pay liquidated damages of $50 million or $100 million and its rights relating to certain patents or all patents licensed to it could be terminated or, in the case of exclusively licensed patents, converted to nonexclusive licenses. The Dow-DuPont IP Cross License is not otherwise terminable other than by mutual agreement of the parties.

Except for certain restrictions on assigning the provisions of the agreement related to challenges of patents described in the preceding paragraph to non-practicing entities, the Dow-DuPont IP Cross License is assignable in whole or in relevant part to affiliates or to a successor to all or a portion of the business or assets to which the agreement relates, but is not otherwise assignable without consent.

Other Agreements

Dow or certain of its subsidiaries also entered into certain other agreements with DuPont and/or Corteva in connection with the Separation, including those described below.

Transitional Trademark House Marks License Agreements

Prior to the Separation, Dow, Corteva and DowDuPont entered into separate transitional trademark house marks license agreements pursuant to which, with respect to certain house trademarks and tradenames owned by the licensor as of the distribution date, (i) Dow has provided non-exclusive licenses (including to the “Dow” name and diamond) to DuPont and Corteva with respect to each of DuPont’s and Corteva’s respective businesses, (ii) DuPont has provided non-exclusive licenses (including to the “DuPont” name and oval) to Dow and Corteva with respect to each of Dow’s and Corteva’s respective businesses and (iii) Dow and DuPont agreed not to use or license to a third party such trademarks (including to the “Dow” name and diamond, and the “DuPont” name and oval, respectively) with respect to agricultural pesticides and seeds, subject to certain exceptions, for a period of three years from the distribution date.

These license agreements permit sublicensing in the ordinary course to the subsidiaries of each respective licensee, third parties solely in support of each respective licensee’s business and, in the case of licenses to certain businesses of DuPont, branding partners under certain circumstances. In addition, these license agreements are royalty-free and extend to uses in connection with (i) current products and certain extensions as of the distribution date and (ii) certain limited new products. Each transitional trademark house marks license agreement providing for a license to Dow or DuPont has a term of three years, subject in each case to regulatory exceptions extending the term of certain licenses for up to a maximum of six years. Each transitional trademark house marks license agreement providing for a license to Corteva has a term of four years, subject in each case to regulatory exceptions extending the term of certain licenses for up to a maximum of seven years. The transitional trademark house marks license agreements is not terminable by the respective licensors other than on a trademark-by- trademark basis in connection with a material breach causing direct damages from a single occurrence of at least $250 million, with certain licenses surviving any such termination in connection with regulatory name change requirements for a period of time according to the terms of the agreement.

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Product Marks Trademark License Agreements

Prior to the Separation, Dow and DowDuPont entered into product marks trademark license agreements pursuant to which, with respect to certain trademarks owned by each respective licensor upon the distribution date that are used to identify certain products or services of each respective licensee: (i) Dow provided non-exclusive and exclusive licenses to DuPont with respect to such products and services of DuPont and (ii) DuPont provided non-exclusive and exclusive licenses to Dow with respect to such respective products and services of Dow, in each case, within certain specified fields of use.

These license agreements permit sublicensing in the ordinary course to the subsidiaries of each respective licensee and to third parties solely in support of each respective licensee’s business. In addition, these license agreements are royalty-free with initial terms of (a) for certain long-term trademarks, 10 years with automatic 10 year renewal terms in perpetuity, and (b) for certain transitional trademarks, for two years, in each case, unless the parties agree on a different term or the agreement is terminated (i) by mutual agreement, (ii) by the respective licensee upon notice or (iii) by the respective licensor on a trademark-by-trademark basis, for certain uncured material breaches.

Regulatory Transfer and Support Agreements

Prior to the Separation, Dow, Corteva and DowDuPont entered into separate regulatory transfer and support agreements pursuant to which each company maintains, supports and transfers certain designated product registrations and related data that are allocated to the transferee pursuant to the separation agreement but are held by the transferor as of the distribution date.

Regulatory Cross-License Agreements

Prior to the Separation, Dow, Corteva and DowDuPont entered into separate regulatory cross-license agreements pursuant to which each company licenses certain designated product registrations and data that are allocated to the licensor pursuant to the separation agreement but are also used in the licensee’s business as of the distribution date (or, with respect to the agreement between DuPont and Corteva, as of the Corteva distribution date).

MOD 5 Computerized Process Control Software Agreement

Prior to the Separation, Dow, Corteva and DowDuPont entered into a MOD 5 computerized process control software agreement pursuant to which Dow granted non-exclusive licenses to Corteva and DuPont to use Dow’s MOD 5 software and related documentation for operation of facilities that use such software and certain related hardware as of the distribution date. Under this agreement, Dow also agreed to provide DuPont and Corteva with certain maintenance and support services subject to certain service fees. The license term expires on December 31, 2028, subject to the ability to extend to December 31, 2030 under certain circumstances, and Dow’s obligation to provide maintenance and support services expires on December 31, 2024. This agreement is assignable in whole or in relevant part to affiliates or to a successor to all or a portion of the business or assets to which the agreement relates (which, in the case of Dow, must include all or substantially all of Dow’s assets related to the licensed MOD 5 software and technology), but is not otherwise assignable without consent.

Operating Systems and Tools License Agreements

Prior to the Separation, Dow entered into separate operating systems and tools license agreements with Corteva and DowDuPont pursuant to which Dow granted non-exclusive licenses to Corteva and to DuPont to use certain operating systems and tools (other than the MOD 5 software) and related documentation for operation of facilities of DuPont or Corteva (as applicable), their affiliates, and their personnel (including consultants and contractors) in the conduct of DuPont’s or Corteva’s (as applicable) allocated business and natural evolutions thereof. If DuPont or Corteva acquire certain competitors of Dow, the licensed operating systems and tools may not be used in facilities owned by such entity prior to such transaction (subject to certain limited exceptions). These agreements are assignable in whole or in relevant part to affiliates or, solely with respect to those licensed operating systems and tools that are incorporated into or

A-14

reasonably necessary to use any operating systems and tools that were allocated to DuPont or Corteva (as applicable) pursuant to the separation agreement, to a third party whom is sold all or a portion of the business related to the operating systems and tools or any of the sites and facilities at which the operating systems and tools are used (which third party purchaser will have a 12 month license to transition away from use of any other licensed operating systems and tools not so assigned), but is otherwise not assignable without consent. These agreements are not terminable other than by mutual agreement of the parties.

General Services Agreements

Prior to the Separation, Dow, Corteva and DowDuPont entered into separate general services agreements pursuant to which (i) Corteva provides certain transitional services to DuPont and Dow (ii) DuPont provides certain transitional services to Corteva and Dow and (iii) Dow provides certain transitional services to Corteva and DuPont. The services, including information technology support, technical services support (including consulting and management of certain process applications) and data management support services, are provided for a limited time, generally for no longer than one (1) year following the date of the applicable distribution, for specified fees, which are generally based on the cost of services provided.

Site Services Agreements

Prior to the Separation, Dow, Corteva and DowDuPont entered into separate site services agreements for the provision of site services at shared sites (i) by Corteva to DuPont and/or Dow at sites owned by Corteva and on which (or adjacent to which) DuPont and/or Dow maintain operations, as applicable, (ii) by DuPont to Corteva and/or Dow at sites owned by DuPont on which (or adjacent to which) Corteva and/or Dow maintain operations, as applicable, and (iii) by Dow to Corteva and/or DuPont at sites owned by Dow on which (or adjacent to which) Corteva and/or DuPont maintain operations, as applicable. These site services agreements generally address the provision of services relating to site security and access, access to electricity, water and steam, waste water treatment, infrastructure, site logistics and other applicable services, in each case, to the extent permitted by applicable law.

Such site services agreements generally have a term coextensive with the related lease agreement, although certain services set forth therein will terminate after 5 years, 20 years or such other periods as are set forth in such agreements. The site services agreements provide for service fees, which are generally based on the cost of services provided.

Manufacturing and Supply Agreements

Prior to the Separation, Dow, Corteva and DowDuPont entered into various product supply agreements, manufacturing product agreements and certain other manufacturing related agreements pursuant to which (a) DuPont manufactures products for Corteva and Dow, as applicable, and (b) Dow manufactures products for Corteva and DuPont, as applicable.

Under the product supply agreements, Dow and DuPont supply products and/or raw materials to each other and/or Corteva at specified prices based on market prices. For example, (i) Dow will supply surfactants, ethyleneamines, propylene glycols, alkanolamines, glycol ethers, and ethylene copolymers to Corteva and polyols, MDI, monomers, glycol ethers, and propylene & ethylene oxides to DuPont and (ii) DuPont will supply biocides, and ion exchange and membrane products to Dow. The product supply agreements generally have a term of five years and thereafter continue until a party provides at least one year’s (or in some cases three year’s) prior written notice of termination unless earlier terminated in accordance with the terms of the product supply agreement.

Under the manufacturing product agreements, DuPont and Dow will manufacture, label and package a limited number of products currently manufactured at a facility owned by DuPont or Dow, as applicable, as to which the parties have agreed to share capacity because the facility produces one or more unique or significant products for the business of each of the parties to the particular agreement. Each manufacturing product agreement generally has a term of either 10 years or 20 years and is automatically renewed for additional five-year terms unless the buyer provides written notice of non-renewal at least six months prior to the end of the then-current term, or seller provides notice of non-renewal at least 24 months prior to the end of the then-current term, subject to certain additional contingent termination rights set forth in the agreement. For example, Dow will supply laminated adhesives, compressor lubricants, silicone based lubricants, and

2020 PROXY STATEMENT	A-15

silicone based healthcare products to DuPont and DuPont will supply polyethylene oxide polymers, carboxymethylcellulose, ethylcellulose polymers, and hydroxypropyl methylcellulose to Dow. In addition, DuPont will supply STC, Product Grade TCS, Technical Grade TCS and Chemical Grade TCS to Dow.

Ground Leases

As a result of the Separation, Dow, Corteva and DuPont own certain real property, which will have historically supported the operation of more than one business. Dow, Corteva and DowDuPont entered into ground leases with terms that are essentially equivalent to a fee simple transfer with all tenets of fee ownership, including appropriate provisions relating to termination, permitted use, assignability, financability and defaults and remedies. The length of the ground leases is generally 99 years from the execution date, provided that the lessee will also have the right to terminate the ground lease upon two years’ prior written notice.

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Treatment of Equity Awards Outstanding at the Time of the Separation

DowDuPont equity awards outstanding at the distribution date were adjusted using the following principles:

•	For each award recipient, the economic/intrinsic value of those awards before and after the separation has been maintained.

•	The material terms of the equity awards, such as vesting conditions and treatment upon termination of employment, generally continue unchanged.

•

Depending on certain factors, relating to the type, timing and holder of the equity awards, the awards were adjusted using either the “employer method” or the “shareholder method” as more fully described, and subject to certain exceptions noted, below.

Employer Method

DowDuPont stock options and RSUs, other than those granted to employees on February 15, 2019 and awards granted to certain non-Dow executives, were adjusted using the “employer method” as follows:

•

At the time of the distribution, all DowDuPont equity awards held by individuals who were employees of Dow at such time were converted into awards of Dow and all equity awards held by employees who remained with DowDuPont remained awards of DowDuPont, in each case, with appropriate adjustments to account for the separation and distribution of Dow.

•

At the time of the distribution of Corteva, all DowDuPont equity awards held by individuals who were employees of Corteva at such time were converted into awards of Corteva and all equity awards held by employees who remained with DuPont remained awards of DuPont (except that awards held by certain employees with no defined future role were converted into awards covering both Corteva and DuPont), in each case, with appropriate adjustments to account for the separation and distribution of Corteva.

Shareholder Method

DowDuPont (i) stock options and RSUs granted on February 15, 2019, (ii) outstanding PSU awards and restricted stock awards and (iii) awards held by non-employee directors of DowDuPont and certain non-Dow executives were generally adjusted using the “shareholder method” as follows:

•

At the time of the distribution, all such equity awards were converted into awards of each of Dow and DowDuPont and adjusted based on the Dow distribution ratio and the relative closing share prices of Dow and DowDuPont common stock upon the distribution.

•

At the time of the distribution of Corteva, the DowDuPont awards were further converted into awards of each of DuPont and Corteva and adjusted based on the Corteva distribution ratio and the relative closing share prices of Corteva and DuPont common stock upon such distribution.

2020 PROXY STATEMENT	A-17

The following table provides additional information regarding the general treatment of specific types of equity awards depending on whether an individual is an employee of Dow or remained with DowDuPont following the Separation:

	Dow Employees	DowDuPont Employees

Stock Options	Employer Method: Outstanding stock options were converted into awards that were settled in shares of Dow common stock, with the number of shares and exercise price adjusted to maintain the economic/intrinsic value of the award at the time of the Separation.

Employer Method: Outstanding stock options remained awards of DowDuPont, but the number of shares underlying the award and exercise price was adjusted to maintain the economic/intrinsic value of the award at the time of the Separation.

The adjusted DowDuPont stock option was further adjusted upon the Corteva distribution to cover the common stock of the holder’s employer (i.e., Corteva or DuPont) after the Corteva distribution (or, in the case of an employee with no future defined role, the stock of both companies), with appropriate adjustments to maintain the economic/intrinsic value of the award at the time of the Corteva distribution.

Shareholder Method: Upon the distribution, outstanding stock options were converted into both stock options to purchase Dow common stock and stock options to purchase DowDuPont common stock, based on the relative values of each company’s stock at the time of the Separation, with the number of shares and exercise price adjusted to maintain the economic/intrinsic value of the award.

When DowDuPont separated Corteva, such adjusted DowDuPont stock options were further adjusted into stock options to purchase Corteva common stock and options to purchase DuPont common stock, based on the relative values of each of Corteva and DuPont’s stock at the time of the Corteva distribution, with the number of shares and the exercise price adjusted to maintain the economic/intrinsic value of the award.

RSUs

Employer Method: Outstanding RSUs were converted into awards that were settled in shares of Dow common stock, with the number of shares adjusted to maintain the economic/intrinsic value of the award at the time of the Separation.

Employer Method: Outstanding RSUs remained awards of DowDuPont, but the number of shares was adjusted to maintain the economic/intrinsic value of the award at the time of the Separation.

The adjusted DowDuPont RSU was further adjusted upon the Corteva distribution to cover the common stock of the holder’s employer (i.e., Corteva or DuPont) after the Corteva distribution (or, in the case of an employee with no future defined role, the stock of both companies), with appropriate adjustments to maintain the economic/intrinsic value of the award at the time of the Corteva distribution.

Shareholder Method: Outstanding RSUs were converted into both Dow RSUs and DowDuPont RSUs, based on the relative values of each company’s stock at the time of the Separation with the number of shares subject to the award adjusted to maintain the economic/intrinsic value of the award.

When DowDuPont separated Corteva, such adjusted DowDuPont RSUs were further adjusted into Corteva RSUs and DuPont RSUs, based on the relative values of each of Corteva and DuPont’s stock at the time of the Separation and subject to adjustment to maintain the economic/intrinsic value of the award.

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PSUs and Restricted Stock Awards

All outstanding PSUs (i.e, the Synergy Grants) and restricted stock awards were adjusted using the “shareholder method”.

Upon the distribution, outstanding PSUs and restricted stock awards, as the case may have been, were converted into both the applicable Dow award and DowDuPont award, based on the relative values of each company’s stock at the time of the Separation, with the number of shares subject to the award adjusted to maintain the economic/intrinsic value of the award.

When DowDuPont separated Corteva, the adjusted DowDuPont PSUs and restricted stock awards, as the case may have been, were further converted into the applicable Corteva award and DuPont award, based on the relative values of Corteva and DuPont’s stock at the time of the Separation and subject to adjustment to maintain the economic/intrinsic value of the award.

With respect to PSUs, no adjustments were made to the performance metrics applicable to the awards.

Outstanding equity awards held by individuals outside of the U.S. generally were adjusted in accordance with the summaries above to the extent permitted by applicable law. However, treatment of equity awards varied in certain non-U.S. jurisdictions.

The DowDuPont equity awards held by TDCC employees who are not employees of Dow, Corteva, or DuPont following the Separation were converted and adjusted in the same manner as those types of equity awards that had been granted to employees of Dow, and were adjusted accordingly to maintain the economic/intrinsic value of the awards. Likewise, the DowDuPont equity awards held by DuPont employees who were not an employee of Dow, Corteva or DuPont following the distribution of Corteva were converted and adjusted in the same manner as those types of equity awards that had been granted to continuing employees, except that, upon the Corteva distribution, the award was adjusted to cover the common stock of both Corteva and DuPont, in each case, with appropriate adjustments to maintain the economic/intrinsic value of the award at the time of the Corteva distribution.

2020 PROXY STATEMENT	A-19

Select Financial Information

Reconciliation of “Loss from Continuing Operations, net of tax” to Pro Forma Operating EBIT and Pro Forma Operating EBITDA In millions (Unaudited)	2019 ($)

Loss from continuing operations, net of tax	(1,717)

Provision for income taxes on continuing operations	470

Loss from continuing operations before income tax	(1,247)

- Interest income	81

+ Interest expense and amortization of debt discount	933

+ Pro forma adjustments (a)	65

- Significant items	(4,682)

Pro forma Operating EBIT (non-GAAP) (b)	4,352

+ Pro forma depreciation and amortization	2,938

Pro forma Operating EBITDA (non-GAAP) (c)	7,290

(a)

Pro forma adjustments include: (1) the margin impact of various manufacturing, supply and service related agreements entered into with DuPont and Corteva in connection with the Separation which provide for different pricing than the historical intercompany and intracompany pricing practices of TDCC and Historical DuPont, (2) the inclusion of ECP for the period of January 1, 2017 through August 31, 2017, (3) the removal of the amortization of ECP’s inventory step-up recognized in connection with the Merger (4) the elimination of the impact of events directly attributable to the Merger, internal reorganization and business realignment, Separation, distribution and other related transactions (e.g., one-time transaction costs) and (5) the elimination of the effect of a consummated divestiture agreed to with certain regulatory agencies as a condition of approval for the Merger.

(b)

Pro forma Operating EBIT is defined as earnings (i.e., “Income (Loss) from continuing operations before income taxes”) before interest, plus pro forma adjustments, excluding the impact of significant items.

(c)

Pro forma Operating EBITDA is defined as earnings (i.e., “Income (Loss) from continuing operations before income taxes”) before interest, depreciation and amortization, plus pro forma adjustments, excluding the impact of significant items.

Reconciliation of Cash Flow Conversion (Pro Forma Operating EBITDA to Cash Flow From Operations) In millions (Unaudited)	2019 ($)

Cash provided by operating activities—continuing operations (GAAP)	5,713

Pro forma Operating EBITDA (non-GAAP)	7,290

Pro forma Operating EBITDA to cash flow from operations conversion (non-GAAP) (a)	78.4%

(a)	Pro forma Operating EBITDA to cash flow from operations conversion is defined as “Cash Flow from Operating Activities - Continuing Operations” divided by pro forma Operating EBITDA.

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MIX
Paper from responsible sources
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®™ Trademark of The Dow Chemical Company or an affiliate company
Form No. 161-00860

DOW INC. ATTN: OFFICE OF THE CORPORATE SECRETARY 2211 H.H. DOW WAY MIDLAND, MI 48674 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you access the website and follow the instructions to cast your vote. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse side). PROOF OF STOCK OWNERSHIP IS REQUIRED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS. SEE REVERSE SIDE. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E92179-P35142-Z76500 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DOW INC. The Board of Directors recommends that you vote FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 4, and ONE YEAR for Agenda Item 3. 1. Election of Directors Nominees: For Against Abstain 1a. Samuel R. Allen 1b. Ajay Banga 1c. Jacqueline K. Barton 1d. James A. Bell 1e. Wesley G. Bush 1f. Richard K. Davis 1g. Jeff M. Fettig 1h. Jim Fitterling 1i. Jacqueline C. Hinman 1j. Jill S. Wyant 1k. Daniel W. Yohannes 2. Advisory Resolution to Approve Executive Compensation One Year Two Years Three Years Abstain 3. Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation 4. Ratification of the Appointment of the Independent Registered Public Accounting Firm NOTE: The undersigned authorizes the proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof. Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. All holders must sign. If a corporation, sign the full corporate name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Dow Inc. to be held April 9, 2020 The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. YOUR VOTE IS IMPORTANT. PLEASE VOTE THE SHARES AS SOON AS POSSIBLE. Bring this top portion and valid government issued photo identification with you to attend the Annual Meeting of Stockholders. Please check the proxy materials for additional requirements for meeting attendance. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. E92180-P35142-Z76500 DOW INC. Annual Meeting of Stockholders April 9, 2020 8:00 AM Eastern Time The H Hotel 111 W. Main Street Midland, Michigan 48640 This proxy is solicited by the Board of Directors. The undersigned hereby appoints Jim Fitterling, Howard Ungerleider and Amy E. Wilson or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 9, 2020, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given. Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 4, and ONE YEAR for Agenda Item 3, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the Board of Directors' recommendations, just sign and date on the reverse side; no voting boxes need to be checked. NOTICE TO PARTICIPANTS IN THE EMPLOYEES SAVINGS PLAN This card also constitutes voting instructions for participants in The Dow Chemical Company Employees Savings Plan (the Plan). Your signature on the reverse side of this form will direct the Plan Trustee to vote all shares of Common Stock credited to the account at the 2020 Meeting and at any adjournment or postponement thereof. According to its confidential voting practice, the Company has instructed the Plan Trustee and their agents not to disclose to the Board of Directors or management how individuals in the Plan have voted. The cut-off date for voting shares held in the Plan is 11:59 PM, Eastern Time on April 6, 2020. The cut-off date for all other shares owned by you is April 8, 2020 and will be voted only if you sign and return a proxy card, vote by Internet or telephone, unless you attend the meeting and vote by ballot. Continued and to be signed on reverse side